FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                            OKLAHOMA CITY, OK 73102
G.  M.  FULLER  (1920-1999)                              TELEPHONE  405-235-2575
JERRY  TUBB                                              FACSIMILE  405-232-8384
DAVID  POMEROY
TERRY  STOKES
   -------

OF  COUNSEL:
MICHAEL  A.  BICKFORD
THOMAS  J.  KENAN
ROLAND  TAGUE
BRADLEY  D.  AVEY

                                February 6, 2003



John  Reynolds,  Assistant  Director
Office  of  Small  Business  Review
Division  of  Corporation  Finance
Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  DC   20549

ATTENTION  DONALD  J.  RINEHART
          Mail  Stop  0304

                         Re:     EMTC  International,  Inc.
                                 Amendment  No.  3  to  Forms  SB-2  and  S-4
                                 File  Nos.  333-87416  and  333-87424

Dear  Mr.  Reynolds:

     With regard to the above registration statements and your comment letter of January 28, 2003, the following responses are made to your comments. The responses are keyed to your comments. All changes made in the Form SB-2 that are applicable to the Form S-4 have also been made in the Form S-4.

Form  SB-2
----------

Prospectus
----------

Risk  Factors
-------------

     New  Risk  Factors  6  and  7  have  been  added.

John Reynolds                         2                         February 6, 2003



Other  Financial  Considerations
--------------------------------

     The $96,300 of merger expenses, under "Expenses of the Spinoff and Merger" on page 15, are an estimate. The pro forma financial statements do not contain any adjustments that relate to merger expenses except for some legal fees (see below).

     Adjustments have been made in the pro forma financial statements related to the personal stock transaction involving John Harcourt. Mr. Harcourt transferred some of his stock to others (see note 3) in return for their payment of Engineering and Materials' legal fees and compensation. There are no other types of adjustments in the pro forma financial statements. Audit, legal and all other merger expenses have been expensed as incurred.

     All references to "the Company" have been changed to references to Engineering and Materials.

Information  About  Engineering  and  Materials  Technology  Corporation
------------------------------------------------------------------------

     The line item "Billings in Progress" has been replaced by "Unbilled Revenues" in the Balance Sheets on page F-13.

     Liquidity and Capital Resources - The fourth and fifth paragraphs have been amended to respond to your comment.

     Delinquent taxes - We have amended the discussion under "Liquidity and Capital Resources - Interim Results - 9-30-02 Compared with 9-30-01" on page 35 to state that the $64,532 tax delinquency includes penalties and interest. The last three sentences under this caption take account of the results for FY 2002.

     Level of effort references have been replaced with "professional service." See Note B on page F-17.

Form  S-4
---------

     The responses to the comments regarding the Form SB-2 apply to the Form S-4, which has been amended as applicable.


ACCOUNTING  COMMENTS
--------------------

Pro  Forma  Information,  pages  18-23
--------------------------------------

     A disclosure has been added in Note G, on page F-21, to the 12-31-01 financial statements and in Note F, on page F-31, to the 09-30-02 financial statements to support the reference made that the price of the shares issued to

John Reynolds                         3                         February 6, 2003


a  related  party  was  the  result  of  an  arms-length  transaction.

Note  1  -  Significant  Accounting  Policies
---------------------------------------------
Revenue  Recognition,  page  F-17
---------------------------------

     This response both memorializes our discussions with David Burton on Monday, February 3, 2003, and responds to the specific comment relating to Note 1 [sic]-Significant Accounting Policies, Revenue Recognition, on page F-17 of our Form SB-2.

     Precedent. We are a professional service firm, similar to Exponent, Inc. and Bearingpoint, Inc. Both Exponent, Inc. and Bearingpoint, Inc. have filed registration statements under the Securities Act of 1933 and are subject to the periodic reporting requirements of the Securities Exchange Act of 1934. Each company derives its revenues primarily from professional fees earned on consulting engagements and fees earned for the use of its equipment and facilities, as well as outside direct expenses associated with the services that are billed to its clients. As such, the companies utilize a time and material billing arrangement and recognize revenues as services are performed. Unlike us, these companies also offer fixed-fee contracts and account for such contracts in a different manner.

     Our Company and Our Contracts. As a professional service firm, our "product" is consulting services sold in one-hour increments. As a result, and pursuant to our contracts with our clients (and as more fully discussed in our response letter dated December 27, 2002):

     - We do not offer fixed-fee contracts. Our contracts neither call for acceptance of services by the client nor a completion event. The provision of an additional hour of service is not dependent upon the provision of a prior or future hour of service. Each hour increment of service stands on its own. The client can terminate our services at any time for any reason.

     - We make no representations or warranties regarding the quality of our services, the ability to use our services for the benefit of the client, or the potential success or failure the client may expect by using our services. We provide independent consulting services and are hired based solely on our reputation.

     - By executing our contract, the client has agreed to pay, and is legally obligated to pay, us for services as performed. We do not joint venture with our clients, nor do we undertake contingent-fee arrangements. Our fees are not based on the completion of the client's projects, and our clients cannot choose to pay us based on either their use of our services or the success of their projects.

     - As indicated in clause 3 of the general provisions of our contract, we will regularly provide our clients with cost estimates. These are only estimates. Although clause 3 indicates that we can engage in fixed-fee contracts, we have not so engaged in the past and do not intend to so engage in the future. If we ever engage in fixed-fee contracts, we would defer revenue recognition in the same manner and in accordance with the same accounting principals as Exponent, Inc. and Bearingpoint, Inc.

John Reynolds                         4                         February 6, 2003


       - As with any service provider, we retain certain rights to assist us in collecting accounts receivable. As noted in clause 4 of our contract, we reserve the right to refuse to participate in a deposition or act as a witness at trial (critical junctures for our clients) unless all previous bills are paid. This ensures a high collection rate (see our revised discussion regarding collection rates under "Liquidity and Capital Resources on page 34). Our participation in a deposition or acting as a witness in a trial is not part of any engagement with our clients but will only occur if they pay for all prior services rendered and continue to hire us on a per-hour basis.

     SAB 101 and Release 101B. As noted in the answer to Question 6 in Release No. 101B, "the staff will not object to a determination that is well reasoned on the basis of this guidance [SAB 101 and Release 101B]." As noted in our response letter dated December 27, 2002, we believe we meet the requirements of SAB 101 to permit recognizing revenue when services are provided because:

     - We have legally binding contracts with our clients that specifically evidence our mutual arrangement. We believe we will be successful in enforcement of our contracts with our clients in the case of nonpayment.

     - Pursuant to our contracts, we deliver services in one-hour increments. Payment is due for each one-hour increment provided to our clients. Delivery of an increment of service is not dependent upon the prior delivery or future delivery of an increment of service. Neither the contract nor any course of dealings provides a mechanism or provision for acceptance or rejection of an increment of service by the client. The delivery of an increment of service neither obligates us to provide, nor the client to purchase, another increment of service. We do not offer fixed-fee contracts. As a result, each hour of service is a separate element that results in a separate earnings process. (See Answers to Question 4 of Release 101B). We can sell each separate element unaccompanied by other elements.

     - Our price to our clients is fixed by reference to our per-hour billing rates. Since we offer services in one-hour increments, the price of each hour is determinable by reference to the general provisions of our contract. This is not changed by the fact that we provide cost estimates to our clients. The contract clearly specifies that the actual cost will be based on the actual time and expenses incurred by us. As a result, the allocation of value concepts expressed in Release 101B are inapplicable.

     - As demonstrated in our new discussion in MD&A, we historically collect 94 percent of our billings. Our good collection history is because, prior to execution of a contract, we review each client and the collectibility of service fees. We assess collectibility based on a number of factors, including client credit-worthiness and past transaction history with the client.

John Reynolds                         5                         February 6, 2003


Summary
-------

     We  have  removed the reference to the "level of efforts" method of revenue
recognition.   Please  refer  to our amended disclosure under Note B-Significant
Accounting  Policies.

     As discussed above, each hour of service is a separate element that results in a separate earnings process. By providing the hour of service, we have performed all obligations necessary for payment. We do not offer fixed-fee contracts, "project" arrangements or engage in contracts that require the provision of multiple elements. Our clients have the right to purchase one hour of our services or as many hours as they deem necessary. While in many circumstances a client will continue to purchase hour increments of our services until their projects are complete, we do not sell services on a project basis.

     Please see our discussion under the heading "Our Company and Our Contracts" regarding the purposes of clause 3 and 4 of the general provisions of our contract. Again, these clauses are not intended to create a legally binding fixed-fee contract, but merely provide us flexibility in negotiating relationships with our clients.

     Since mid-2002, we have billed our clients on a quarterly basis. As noted, prior to that time we engaged in a more laissez-faire method of billing. Regardless of the billing practices utilized, our contracts with our clients make it very clear that services were earned and payable when provided. As discussed above, we have always evaluated the collectibility of fees from clients prior to executing contracts with them. Our success in evaluating collectibility is reflected in our historically high 94% rate of collection. Our ability to evaluate clients has permitted us to maintain high collectibility rate regardless of our billing practices.

     Finally, as noted above, no acceptance or rejection provisions exist in our contracts with our clients. Fees are earned when each hour of service is provided.

     For the reasons discussed above, we respectfully submit that our policy of recognizing revenues as services are performed is well reasoned on the basis of the guidance provided in SAB 101 and Release 101B.

Note  F  -  Stock  Transactions,  page  F-30
--------------------------------------------

     See the responses below under "General." Should the registration statement not be approved by Thursday, February 13, 2003, the stock transactions disclosures will be updated to December 31, 2002.

General
-------

     The Prospectus-Proxy Statement will be mailed to the shareholders of Engineering and Materials on February 14, 2003 provided the SB-2 and S-4 are made effective by Thursday, February 13, 2003. Otherwise, it will be necessary to update the financial statements with the December 31, 2002 audited financial statements, which will not be available by February 14, 2003.

John Reynolds                         6                         February 6, 2003



     If you have any questions that might be properly handled by conversing with the undersigned, please do so at my telephone number 405-235-2575, fax number
405-232-8384,  or  e-mail  at  kenan@ftpslaw.com.

                                   Sincerely,


                                   /s/  Thomas  J.  Kenan

                                   Thomas  J.  Kenan
                                   e-mail:  kenan@ftpslaw.com

cc:     George  W.  Cole
        John  Harcourt
        Buxton  &  Cloud,  P.C.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          Commission File No. 333-87424

                          AMENDMENT NO. 3 TO FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            EMTC International, Inc.
                 (Name of small business issuer in its charter)

   Oklahoma                           8734                        01-0627251
--------------           ------------------------------        --------------
  (state  of             (Primary  Standard  Industrial        (IRS  Employer
incorporation)            Classification  Code  Number)         I.D.  Number)

                      3535 Northwest 58th Street, Suite 770
                            Oklahoma City, OK 73112
                                  405-943-8008
            -------------------------------------------------------
            (Address and telephone number of registrant's principal
               executive offices and principal place of business)

              George W. Cole, 3535 Northwest 58th Street, Suite 770 Oklahoma City, Oklahoma 73112 telephone: 405-943-8008
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:

Thomas  J.  Kenan,  Esq.                             George  W.  Cole
201  Robert S. Kerr Avenue,                          3535 Northwest 58th Street,
Suite  1000                                          Suite  770
Oklahoma  City,  OK  73102                           Oklahoma  City,  OK 73112


         Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE


        Title  of                                      Proposed         Proposed
       each  class                                      maximum          maximum
      of  securities           Amount                  offering         aggregate          Amount  of
          to  be               to  be                   price            offering         registration
       registered            registered                per unit            price               fee
     ---------------      -----------------        ---------------    --------------    ---------------
      Common  Stock           5,400,000                $0.04335           $234,092          $56(1)
     ---------------      -----------------        ---------------    --------------    ---------------

(1) These 5,400,000 shares are to be offered in exchange for all the issued and outstanding shares of capital stock of Engineering and Materials Technology Corporation in a proposed merger. The registration fee is based upon the $234,092 book value of the securities to be received in the merger transaction.
         Regulation  230.457(f)(2).


         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

                                                      PROSPECTUS-PROXY STATEMENT

                            EMTC INTERNATIONAL, INC.

                        5,400,000 SHARES OF COMMON STOCK

EMTC International, Inc. offers these shares of common stock only to the stockholders of Engineering and Materials Technology Corporation. We propose that your company merge into our company. If you approve the merger, each outstanding share of common stock of your company will convert into 1.62406 shares of common stock of our company.

                            -------------------------
            Our common stock does not trade on any national exchange,
                  the Nasdaq Stock Market, or any stock market.
                           --------------------------


Your approval of the merger with our company is   Neither the Securities and Exchange Commission nor any
equivalent to a purchase of our securities.       state securities commission has approved or
involves a high degree of risk.  See "Risk        disapproved these securities or determined if this
Factors" on page 2.                               offering memorandum is truthful or complete.  Any
                                                  representation to the contrary is a criminal offense.




                            EMTC  INTERNATIONAL,  INC.
                        3535  N.W.  58th  Street,  Suite  770
                             Oklahoma  City,  OK  73112
                             Telephone  405-943-8008


                                 February____,  2003

          This Prospectus-Proxy Statement incorporates important business and financial information about the company that is not included in or delivered with the Prospectus-Proxy Statement. This information is available to security holders upon written or oral request. To make this request, contact Mr. John

Harcourt at Engineering and Materials Technology Corporation, 902 Northwest 59th Street, Oklahoma City, OK 73118, telephone 405-232-0100.


         TO OBTAIN TIMELY DELIVERY OF REQUESTED INFORMATION, YOU MUST REQUEST THE INFORMATION NO LATER THAN ___________________, 2003, WHICH IS FIVE BUSINESS DAYS BEFORE THE DATE OF THE SPECIAL STOCKHOLDERS' MEETING CALLED TO CONSIDER THE MERGER PROPOSAL DESCRIBED HEREIN.

                                TABLE  OF  CONTENTS

                                                                            PAGE
                                                                            ----

Summary  of  Proposed  Transaction                                            1
Risk  Factors                                                                 3
          1.      If  you  approve  the  merger,  you  will  suffer
                           an  immediate  10  percent  dilution  of
                           your  stock  value                                 3

          2.      Should  Engineering  and  Materials  operate
                           at  a  loss,  any  perceived  benefits  of
                           being  a  public  company  may  never
                           materialize                                        3
          3.      Even  if  you  approve  the  merger,  a  public
                           market  for  EMTC's  common  stock  may
                           not  develop or,  if  it  does  develop,
                           may  be  volatile  or  limited                     3
          4.      The  potential  for  growth  for  the  post-merger
                           company depends  upon  its  development
                           of a proprietary "Seal of Safety Approval
                           for  Child  Seats"  employed  in  vehicles,.
                           but  it  will  not  have the funds  needed
                           to  do  this                                       4
          5.      Our  success  depends  on  our  ability  to  retain
                           John  Harcourt                                     4
          6.      Should  a  change  in  management  seem  necessary,
                           it  will  be  difficult  for  the  non-
                           management  stockholders  to  do  this             4

          7.      Even  should  a  change  in  management  be  made,
                           the post-merger  company  will  continue
                           to  be  under  the  absolute control  of
                           John  Harcourt.                                    4
          8.      Engineering  and  Materials  is  delinquent  in
                           paying  its federal  income  taxes.                4
          9.      Some  of  our  products  are  in  the  development
                           stage                                              4
         10.      Should  the  merger  be approved, it is improbable
                           that  the  post-merger  company  will
                           declare dividends                                  4

Blank  Check  Company                                                         5

The  Three  Companies                                                         5
         EMTC  International,  Inc                                            5
         Engineering  and  Materials  Technology  Corporation                 5
         SuperCorp  Inc                                                       5

Terms  of  the  Merger  Transaction                                           6
         Terms  of  the  Merger                                               6
         Reasons  for  the  Merger  and  Spinoff                              7
         Accounting  Treatment  of  Proposed  Merger                          8

         Degree  of  Management  Control  of  Vote  on  Merger                8
         Differences  Between  Rights  of  Stockholders  of  EMTC
                  and  of  Engineering  and  Materials                        8
         Expenses  of  the  Spinoff  and  Merger                              8
         Description  of  Securities                                          8
                  Common  Stock                                               8
                           Voting  Rights                                     8
                           Dividend  Rights                                   9
                           Liquidation  Rights                                9
                           Preemptive  Rights                                 9
                           Registrar  and  Transfer  Agent                    9
                           Dissenters'  Rights                                9
                  Preferred  Stock                                            9

Federal  Income  Tax  Consequences                                            9
         The  Merger                                                          9
                  Stockholders  of  Engineering  and  Materials               9

Other  Financial  Considerations                                             10
         Pro  Forma  Financial  Information  and  Dilution                   10
         Material  Contacts  Among  the  Companies                           17

Earlier  SuperCorp  Spinoff-Merger  Transactions                             18

Penny  Stock  Regulations                                                    20

Information  About  EMTC,  Inc                                               22
         Description  of  Business  and  Properties                          22
         Legal  Proceedings                                                  22
         Market  for  EMTC's  Common  Stock  and  Related
                  Stockholder  Matters                                       22
         Rule  144  and  Rule  145  Restrictions  on  Trading                22
                  Dividends                                                  24
                  Registration  Statement                                    24
                  Reports  to  Stockholders                                  25
                  Stock  Certificates                                        25
         Financial  Statements                                               25

Information  About  Engineering  and  Materials                              25
         Overview                                                            25
         Management's  Discussion  and  Analysis  of  Financial
                  Condition  and  Results  of  Operations                    25
                  Results  of  Operations                                    26
                  Sales                                                      26
                  Case Expenses and General and Administrative Expenses      26
                  Net  Income  (Loss)                                        28

                  Other  Income  (Expense)                                   28
                  Balance  Sheet  Items                                      28
                  Liquidity  and  Capital  Resources                         29

         Description  of  Engineering  and  Materials'  Business             31
         Business  Development                                               31
         Description  of  Business                                           31
         Competition                                                         33
         Distribution  Methods                                               33
         Dependence  on  Major  Customers  and  Suppliers                    34
         Patents,  Trademarks  and  Licenses                                 34
         Government  Approval  of  Principal  Products
              or  Services                                                   34
         Government  Regulations                                             34
         Research  and  Development                                          34
         Environmental  Laws                                                 34
         Employees                                                           34
         Principal  Plants  and  Property
         Seasonality                                                         35
         Legal  Proceedings                                                  35
         Market  for  Engineering  and  Materials'  Capital  Stock  and
                  Related  Stockholder  Matters                              35
         Financial  Statements                                               36

Voting  and  Management  Information                                         36
         Date,  Time  and  Place  Information                                36
                  EMTC                                                       36
                  Engineering  and  Materials                                36
                  Voting  Procedure                                          36
         Revocability  of  Proxy                                             37
         Dissenters'  Rights  of  Appraisal                                  37
         Persons  Making  the  Solicitation                                  38
         Voting  Securities  and  Principal  Holders  Thereof                38
         Security  Ownership  of  Certain  Beneficial  Owners  and
                  Management                                                 38
         Directors,  Executive  Officers  and  Significant  Employees        40
                  EMTC                                                       41
                  Engineering  and  Materials                                41
         Remuneration  of  Directors  and  Officers                          42
                  EMTC                                                       42
                  Engineering  and  Materials                                42
                  Employment  Contracts                                      43
                  Stock  Options                                             43
         Certain  Relationships  and  Related  Transactions                  43
                  EMTC's  Transactions  with  Its  Promoters                 44
                  Engineering  and  Materials'  Transactions  with

                           Management                                        44

Interests  of  Named  Experts  and  Counsel                                  44

Experts                                                                      44

Indemnification                                                              45

Changes  In  and  Disagreements  with  Accountants  on

         Accounting  and  Financial  Disclosures                             46

Financial  Statements  Index                                                 46


Appendix  A  -  Agreement  of  Merger                                       A-1
Appendix  B  -  Notice  of  Meeting                                         B-1
Appendix  C  -  Proxy                                                       C-1

                        SUMMARY OF PROPOSED TRANSACTION

         We organized our company, EMTC International, Inc., for the specific purpose of merging with your company, Engineering and Materials Technology Corporation. The merger will occur only if the holders of a majority of the capital stock of your company approve it. A vote to approve or reject the merger will be taken soon at a special stockholders' meeting of your company.

         We  will  refer to ourselves as "EMTC," "we" or "us" and to Engineering and Materials Technology Corporation as "Engineering and Materials." We have one shareholder, a company named SuperCorp Inc., which has approximately 600 shareholders. Your company, Engineering and Materials, has 16 shareholders.

         EMTC has no business or substantial assets. Engineering and Materials does. Yet, we do have something to offer you. By the time you vote on this proposed merger with us, EMTC will have increased the number of our stockholders from only one in one state to approximately 600 in 35 states through SuperCorp's having distributed to its shareholders the shares it owned in our company. EMTC offers you this increased stockholder base.

         Engineering and Materials provides an array of engineering and consulting services related to equipment failure analysis, accident investigation, and quality-control assurance testing and monitoring. Its core specialty is failure analysis and accident prevention analysis of child seats for vehicles. We will not change this business. Should you approve the merger, your officers and directors will run our combined company.

         Should you approve the merger, each Engineering and Materials stockholder will receive 1.62406 shares of EMTC's common stock for each share of common stock you now own of Engineering and Materials. This amounts to 5,400,000 shares of EMTC stock and would represent 90 percent of the outstanding stock after the merger.

         The promoters of this proposed merger are the directors and officers of SuperCorp Inc., an Oklahoma corporation.

         The management and controlling shareholders of your company will vote their shares of common stock for or against the merger in the same percentage that the other shareholders vote for or against the merger. Nevertheless, your management and controlling shareholders recommend that you vote for the merger.

         EMTC's address and telephone number is on the cover page of this Prospectus. The addresses and telephone numbers of SuperCorp and Engineering and Materials are as follows:

         SuperCorp  Inc.                  Engineering  and  Materials Technology
         Suite  770                        Corporation

         3535  Northwest  58th  St.       902  NW  59th  Street
         Oklahoma  City,  OK  73116       Oklahoma  City,  OK  73118
         Telephone:  405-943-8008         Telephone:  405-232-0100


         In the opinion of our counsel, Thomas J. Kenan, there are no adverse federal income tax consequences to stockholders of Engineering and Materials should you vote to approve the merger with EMTC. Mr. Kenan is also one of our directors and is our corporate secretary. Mr. Kenan does have a financial interest in the transaction. In February 2002, the president of Engineering and Materials, John Harcourt, asked Mr. Kenan if he would accept 51,722 shares of common stock of Engineering and Materials in exchange for $15,000 of the $40,000 legal fees Mr. Kenan would earn for drafting the registration statements for the transaction. Mr. Kenan accepted this offer and was issued 51,722 shares of common stock of Engineering and Materials, which shares will convert into 84,000 shares of EMTC should the merger be approved and effected. Mr. Kenan was also asked to serve as an advisory director of Engineering and Materials for three years for no compensation. Mr. Kenan agreed to do so. Further, the Marilyn C. Kenan Trust, which is under the control of Mr. Kenan's spouse, Marilyn C. Kenan, who is also the sole trustee and sole beneficiary of the trust for her life, will receive 40,488 shares of the post-merger company in the spinoff referred to herein. Mr. Kenan disclaims any beneficial interest in the shares that will be received by the Marilyn C. Kenan Trust.


Selected  Financial  Data  of  Engineering  and  Materials
----------------------------------------------------------

                                                   Years  Ended December  31
                                                     2001              2000
                                                     ----              ----
              Operating  revenues                  $745,265         $1,071,236
              Income from continuing operations     $29,051            $84,039
              Income  per  common  share             $0.008             $0.025
              Total  assets                        $497,570           $410,127
              Current  liabilities                 $263,477           $180,525
              Long-term  debt                             0            $24,560
              Cash  dividends                             0                  0
              Stockholders  equity                 $234,093           $205,042

Business  Summaries
-------------------

         EMTC has no business or substantial assets. Your company has been in business since 1973. Originally it was engaged primarily in the business of providing engineering consulting services to industrial companies and to Tinker Air Force Base in Midwest City, Oklahoma. In recent years and especially in the last two years, its business has become focused on providing forensic engineering consulting services to plaintiffs' law firms engaged in litigation in matters involving injuries to children in vehicle accidents and the crash worthiness of the car seats in which the children were seated when injured. Its business plan includes the development of a safer child car seat and a "safety seal" that it proposes to develop that would identify child car seats licensed to bear the seal as seats that meet more stringent standards than those required by the federal government.

                                  RISK FACTORS

         You, the stockholders of Engineering and Materials Technology Corporation (referred to hereinafter as "Engineering and Materials"), soon will be asked to vote on a proposed merger with EMTC International, Inc. You are making an investment decision that involves a high degree of risk. You should carefully consider the following risk factors as well as the terms of the merger in determining whether to approve the merger:

         1. If you approve the merger, you will suffer an immediate 10 percent dilution in your stock value.

                  Your approval of the merger will cause you to suffer a 10 percent dilution in your percentage ownership and book value of Engineering and Materials. This dilution will be solely for obtaining the possibility, but not the  certainty,  of  obtaining  a  public  market  for  your  shares  of  stock.

                  This dilution means that you will reduce your economic interest in your company by 10 percent. There may be other ways available for its expansion, ways that include the receipt of money for newly-issued shares of stock in the company. Depending on the price received by the company for the sale of the stock, you could experience no economic dilution at all if the new stock is sold at a per share price higher than your current book value per share. As it is proposed, though, your shares in Engineering and Materials would be converted into shares of common stock with a per share book value worth 10 percent less than your present shares are worth - and the company will receive no new capital.

         2. Should Engineering and Materials operate at a loss, any perceived benefits of being a public company may never materialize.

                  Engineering and Materials operates at a profit. There is no assurance that profitable operations can be maintained. Should you approve the merger and our combined company commences to operate at a loss, the perceived benefits of the stock market may also be lost.

         3. Even if you approve the merger, a public market for EMTC'S common stock may not develop or, if it does develop, may be volatile or limited.

                  There is presently no public market for EMTC's common stock. We cannot assure you that a public market for the stock will develop after the occurrence of the merger or, if one develops, that it will be sustained. It is likely that any market that develops for the common stock will be volatile and that trading in the stock will be limited.

         4. The potential for growth for the post-merger company depends upon its development of a proprietary "Seal of Safety Approval for Child Seats" employed in vehicles, but it will not have the funds needed to do this.

                  It is believed the post-merger company will have the expertise to develop the standards and tests required for the basis of the Seal, but it will lack the funds, and has not identified the source of funds, needed for the analysis of vehicle crash data and the testing of proposed standards. No assurance is given that the needed funds can be obtained.

         5.       Our  success  depends  on our ability to retain John Harcourt.

                  Should the merger occur, the post-merger company will be reliant on the continued services of John Harcourt, Engineering and Materials' president and a director. His loss could adversely affect future operations. The immediate principal income of the post-merger company will be Mr. Harcourt's fees as an expert witness in lawsuits based upon injuries to children in vehicle collisions and the lack of adequate protection of children's car seats. The post-merger company would have no employee that could replace him and would have to conduct a talent search to replace him.

         6. Should a change in management seem necessary, it will be difficult for the non-management stockholders to do this.

                  Should the proposed merger be approved, Engineering and Materials' officers and directors and their affiliates will own 66.3% of the common stock of the post-merger company. This amount would enable them to determine the outcome of any vote affecting the control of the post-merger company. Further, the president of the post-merger company, John Harcourt, will own 65.8% of the common stock and will have absolute control of the company and the ability to enforce his will on all management decisions.


     7. Even should a change in management be made, the post-merger company will continue to be under the absolute control of John Harcourt.

            Further, the president of the post-merger company, John Harcourt, will own 65.8% of the common stock and will have absolute control of the company and the ability to enforce his will on all management decisions.

     8. Engineering and Materials is delinquent in paying its federal income taxes.

            Engineering and Materials is delinquent in paying $64,532 in federal and state income taxes for 2001, which includes penalties and interest. Until it collects such amounts from its $283,196 in accounts receivable, it is unable to pay these taxes. A failure to pay these income taxes would subject it to possible collection and asset seizure actions by the Internal Revenue Service and the Oklahoma Tax Commission, actions that could disrupt its ability to effectively operate its business.

     9. One of Engineering and Materials' products is in the development stage.

            Engineering and Materials is in the initial stage of developing a proprietary "Engineering and Materials Seal of Safety Approval for Child Seats" which would evaluate and certify the degrees of safety for child seats in vehicles. The expansion of Engineering and Materials' business is materially related to the development of this line of business. No assurance can be given that this new business segment will develop to the commercial stage or, if commercial, that it will operate at a profit.


     10.    Should  the  merger   be  approved,  it   is  improbable   that  the
post-merger  company  will  declare  dividends.

            Your management states that it has no present intention of paying dividends in the near future should the proposed merger be approved and the post-merger company operate at a profit. Rather, your management proposes to devote any profits for some time to the growth of the business.

                              BLANK CHECK COMPANY

         EMTC is a "blank check company." A blank check company is a development stage company that is issuing a penny stock, has no specific business plan or purpose, and has indicated that its business plan is to merge with an unidentified company or companies. While EMTC's present intentions are to merge with a specific company - Engineering and Materials Technology Corporation, there is no assurance that the shareholders of Engineering and Materials will approve the proposed merger described in this prospectus. Accordingly, a distribution of shares of EMTC that would create a public market for EMTC's common stock is being conducted in compliance with the requirements of the Commission's Rule 419 that governs distributions by blank check companies.

                              THE THREE COMPANIES

         The  merger  we   propose  will   affect  three   companies  and  their
stockholders:

         EMTC International, Inc. EMTC was incorporated in Oklahoma on March 12, 2002, for the purpose of merging with Engineering and Materials. We have no business operations and only $600 of capital. We have no present intention of engaging in any active business until and unless we merge with Engineering and Materials. We were incorporated and are controlled by SuperCorp Inc., an Oklahoma corporation described below.

         Engineering and Materials Technology Corporation. Engineering and Materials was incorporated in Oklahoma in July 1973 with the name Southwest Metallurgical Consultants, Inc. In 1982 it changed its name to Engineering and Materials Technology Corporation. Engineering and Materials provides an array of engineering and consulting services related to equipment failure analysis, accident investigation, and quality-control assurance testing and monitoring. Its core specialty is failure analysis and accident prevention analysis of child seats for vehicles.

         The business office of Engineering and Materials is located at 902 Northwest 59th Street, Oklahoma City, Oklahoma 73118. Its telephone number is 405-232-0100.

         SuperCorp Inc. A third company, SuperCorp Inc. ("SuperCorp"), was organized in Oklahoma on October 21, 1988. SuperCorp has approximately 600 stockholders in 34 states. SuperCorp acquired almost all of these stockholders in early 1989 when it purchased all the assets of Naturizer, Inc., through a chapter 11 plan of reorganization, in exchange for shares of common stock of SuperCorp. The SuperCorp shares were distributed to the creditors and stockholders of Naturizer, Inc. SuperCorp's purpose is to engage in "spinoff-merger" activities such as the one described herein. Such spinoff-mergers involve SuperCorp's distribution to its stockholders of registered shares of stock of subsidiary corporations SuperCorp organizes to merge with viable companies. That is the "spinoff" part of a spinoff-merger transaction orchestrated by SuperCorp. The "merger" part requires an approving vote of the stockholders of the viable company - here, Engineering and Materials.

         SuperCorp's assets consist of approximately $50,000 in cash. Each of its five directors, John E. Adams, George W. Cole, T.E. King II, Thomas J. Kenan, and Ronald D. Wallace, either directly or by attribution through ownership by family members, owns approximately 452,000 shares of common stock of SuperCorp, which amount is approximately 6.75 percent of the number of its outstanding shares.

         SuperCorp  is  not  subject  to  the  reporting requirements imposed by
Section 12 or Section 15(d) of the Securities Exchange Act of 1934. Its common stock does not trade in the stock market. SuperCorp has never sought a market maker for its stock.

         SuperCorp organized EMTC in March 2002 as a vehicle for the proposed merger with Engineering and Materials. EMTC has no business history, $600 in assets, no liabilities, and only one stockholder - SuperCorp, who will "spinoff" its 600,000 shares in the company to its approximately 600 stockholders before you vote on the merger.

         SuperCorp's address is 3535 Northwest 58th Street, Suite 770, Oklahoma City, Oklahoma 73116. Its telephone number is 405-943-8008.

                        TERMS OF THE MERGER TRANSACTION

         EMTC, SuperCorp, and Engineering and Materials have entered into an agreement of merger between EMTC and Engineering and Materials. A copy of the agreement appears as "Appendix A - Agreement of merger." For the merger to occur, each of the following must occur:

         o Registration statements must be filed with and become effective at the Securities and Exchange Commission and appropriate state securities regulatory agencies. This has occurred. The registration statements cover the following:

                  o the 5,400,000 merger shares - the shares EMTC offers to the stockholders of Engineering and Materials, and

                  o the 600,000 spinoff shares - the shares SuperCorp will distribute to its more than 600 stockholders.

         o The stockholders of each of EMTC and of Engineering and Materials must, by a majority vote of the shares outstanding, approve the merger.

Terms  of  the  Merger.
-----------------------

         The  terms  of  the  proposed  merger  are  as  follows:

         1.       Engineering  and  Materials  shall  merge  into  EMTC.

         2. All 3,325,000 outstanding shares of common stock of Engineering and Materials shall be converted into 5,400,000 shares of common stock of EMTC on a pro-rata basis, or 1.62406 shares of common stock of EMTC for each share of common stock of Engineering and Materials.

         3.       There  shall  be  no  fractional  shares  issued.

         4. The present business of Engineering and Materials shall be conducted after the merger by EMTC, into which Engineering and Materials shall have merged. Engineering and Materials' management and directors shall become the management and directors of the combined company.

         5. Prior to the merger, SuperCorp shall distribute in a "spinoff" to its stockholders, on a basis proportionate to their stockholdings in SuperCorp, the 600,000 shares of common stock of EMTC now held by SuperCorp. Each SuperCorp stockholder shall receive one share of common stock of EMTC for each 11.164 shares of common stock of SuperCorp held of record on the date on the cover of this Prospectus.

         6. The historical financial statements of the post-merger company shall be those of Engineering and Materials. The fiscal year of the post-merger company will be December 31, the end of Engineering and Materials' fiscal year.

         7. Should the stockholders of Engineering and Materials not approve the merger, none of EMTC, Engineering and Materials, or SuperCorp shall be liable to any of the others. However, in any event, Engineering and Materials must pay all three parties' expenses relating to the registration of the shares described herein.

Reasons  for  the  Merger  and  Spinoff.
----------------------------------------

         It is obvious that the SuperCorp stockholders will benefit by receiving, for no consideration, the 600,000 spinoff shares. But EMTC also believes that the Engineering and Materials' stockholders will benefit from converting  their  present  stock  to  stock  of EMTC in the merger, as follows:

         o the common stock of our combined company may trade in the stock market;

         o if it does trade in the stock market, you can sell your shares of stock in the stock market, if you wish, or buy more;

         o our combined company can try to buy other companies with our tradable stock rather than with money; and

         o our combined, public company should be better able to raise new capital through the sale of stock than Engineering and Materials now can.

         We have registered with the Securities and Exchange Commission the stock involved in the spinoff and the stock involved in the merger. SuperCorp's distribution of the spinoff shares to its stockholders should provide the basis for the creation of a public market for the common stock of our post-merger combined company. While we believe the existence of such a public market will facilitate the raising of expansion funds for the post-merger company, we give no assurance that such will occur.

         Effectively, the stockholders of Engineering and Materials will suffer a 10 percent dilution in their equity in Engineering and Materials solely for the perceived, but not assured, benefits of having a public market for their securities.

         Your management has not sought or obtained a "fairness opinion" with regard to the terms of the proposed merger. A fairness opinion is a letter prepared by an independent, experienced investment banker or business appraiser that represents whether or not a transaction, from a financial point of view, is fair to shareholders, particularly minority shareholders, all material matters and circumstances considered.

         Any shareholder that disapproves of the proposed merger has an "opt out" alternative that, if carefully exercised, would result in the shareholder's transferring his or her stock to your company and receiving fair payment for it. See "Voting and Management Information - Dissenters' Rights of Appraisal" on page 39.


Accounting  Treatment  of  Proposed  Merger.
--------------------------------------------

         The proposed merger is a reverse acquisition that will be accounted for as a recapitalization ofEngineering and Materials. The historical financial statements of Engineering and Materials for periods prior to the merger will become those of EMTC. The net earnings/loss per share for periods prior to the merger will be restated based on the exchange ratio of shares issued in the merger.

Degree  of  Management  Control  of  Vote  On  Merger.
------------------------------------------------------

         The merger must be approved by a vote of a majority of the outstanding shares of common stock of each of EMTC and Engineering and Materials. With respect to such companies, the percentage of outstanding shares entitled to vote and held by officers, directors and their affiliates are as follows: EMTC - 100%; and Engineering and Materials - 74%. Engineering and Materials' officers, directors and affiliates, even though they are recommending approval of the merger, have agreed to vote their shares to approve or disapprove the proposed merger in accordance with the majority vote of the other stockholders.

Differences Between Rights of Stockholders of Emtc and of Engineering and Materials.
--------------------------------------------------------------------------------

         There are no material differences between the rights of holders of the common stock of EMTC and of Engineering and Materials.

Expenses  of  the  Spinoff  and  Merger.
----------------------------------------

         The estimated expenses of the spinoff and the merger are $96,300. These expenses are being borne entirely by Engineering and Materials, even if you vote to disapprove the merger. These expenses are federal and state registration fees
- $100; printing and engraving - $4,000; legal fees - $44,000; auditor's fee - $31,100; filing expenses (EDGAR) - $8,000; stock transfer agent's fee - $4,000; escrow agent's fee - $500; Moody's OTC Industrial Manual publication fee - $2,300; and mailing cost - $2,300.

Description  of  Securities.
----------------------------

         Common Stock. Each of EMTC and Engineering and Materials is an Oklahoma corporation. EMTC is authorized to issue 40 million shares of common stock. It has 600,000 shares of common stock now issued and outstanding. Engineering and Materials is authorized to issue 50 million shares of common stock. It has 3,325,000 shares of its common stock now issued and outstanding. There are no differences in the common stock of our two companies.

                  Voting rights. Stockholders have one vote a share on all matters submitted to a vote of the stockholders. Shares of common stock do not have cumulative voting rights. This means that the holders of a majority of the shares voting for the election of the board of directors can elect all members of the board of directors.

                  Dividend rights. Stockholders receive dividends when and if declared by the board of directors out of funds of the corporation legally available therefor.

                  Liquidation rights. Upon any liquidation, dissolution or winding up, stockholders receive pro rata all of the assets of the corporation available for distribution to stockholders, subject to the prior satisfaction of the liquidation rights of the holders of outstanding shares of preferred stock.

                  Preemptive rights. Stockholders do not have preemptive rights to subscribe for or purchase any stock, obligations or other securities of the corporation.

                  Registrar and transfer agent. Securities Transfer Corporation, Dallas, Texas, is the transfer agent and registrar of the common stock of EMTC. Engineering and Materials serves as its own registrar and transfer agent.

                  Dissenters' rights. A stockholder has "dissenters' rights" which, if properly exercised, may require the corporation to repurchase its shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the corporation's certificate of incorporation.

         Preferred Stock. Each of EMTC and Engineering and Materials is authorized to issue 10 million shares of preferred stock. The preferred stock may be issued from time to time by the directors as shares of one or more series. The description of shares of each series of preferred stock, including any preferences, conversion and other rights, voting powers, and conditions of redemption must be set forth in resolutions adopted by the directors.

         There are no outstanding shares of preferred stock either of EMTC or of Engineering and Materials.

                        FEDERAL INCOME TAX CONSEQUENCES

         The Merger. The merger should qualify as a type "A" tax free reorganization for both corporations under Section 368(a)(1) of the Internal Revenue Code. However, because EMTC is newly organized, the "step transaction doctrine" might be applied. If so, the company might be considered a continuation of Engineering and Materials with only a change of name or place of incorporation, a type "F" tax free reorganization under Section 368(a)(1).

                  Stockholders of Engineering and Materials. Whether the merger be characterized as a type "A" or "F" reorganization, there should be no recognition of taxable gain or loss to the stockholders of Engineering and Materials by reason of the merger. Each stockholder of Engineering and Materials would have a carryover tax basis and a tacked holding period for our company's securities received in the merger.

                  Engineering and Materials itself would not recognize any taxable gain or loss, because its liabilities are not in excess of the tax basis of its assets.

                  The distribution by SuperCorp to its stockholders of the 600,000 spinoff shares will not adversely affect the non-recognition of gain or loss to Engineering and Materials or its stockholders in the merger.

                  The above discussion is not based upon an advance ruling by the Treasury Department but upon an opinion of Thomas J. Kenan, esquire, in his capacity as tax counsel to EMTC (which tax opinion is one of the exhibits to the registration statement of which this Prospectus-Proxy Statement is a part).


                         OTHER FINANCIAL CONSIDERATIONS

Pro  Forma  Financial  Information  and  Dilution.
--------------------------------------------------

         The following sets forth certain pro forma financial information giving effect to the merger:

                   PRO FORMA STATEMENT OF FINANCIAL CONDITION
                                December 31, 2001

                                                         Engineering and
                                            EMTC             Materials            Pro  Forma         Pro  Forma
                                       (Historical)        (Historical)           Adjustments         Combined
                                       ------------        ------------           -----------         --------
ASSETS
Current  assets                           $550               $342,538              $      -          $343,088
Property and equipment                       -                 71,044                     -            71,044
Other  assets                                -                 83,988                     -            84,038
                                          ----               --------              --------          --------

TOTAL  ASSETS                             $550               $497,570              $      -          $498,170
                                          ====               ========              ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current  liabilities                      $  -               $263,478              $      -          $263,478
Long  term  liabilities                      -                      -                     -                 -
                                          ----               --------              --------          --------

     Total  liabilities                      -               $263,478                     -          $263,478
                                          ----               --------              --------          --------
Stockholders'  equity:
   Common  stock                           600                    333                 5,067             6,000

   Additional paid-in capital                -                 41,846                21,441            63,287

   Stock  Subscribed                         -                      -                 25,000           25,000
   Stock Subscription
     Receivable                              -                      -                (25,000)         (25,000)

   Retained earnings (deficit)             (50)               191,913                (26,508)         165,405
                                          ----               --------              ---------         --------
     Total stockholders' equity            550                234,092                      -          234,692
                                          ----               --------              ---------         --------
TOTAL  LIABILITIES  AND
  STOCKHOLDERS' EQUITY                    $550               $497,570              $       -         $498,170
                                          ====               ========              =========         ========

                          PRO FORMA STATEMENT OF INCOME
                      Fiscal Year Ended December 31, 2001

                                                         Engineering and
                                            EMTC             Materials            Pro  Forma         Pro  Forma
                                       (Historical)        (Historical)           Adjustments         Combined
                                       ------------        ------------           -----------         --------
Sales                                     $  -               $745,265              $      -          $745,265

Operating  expenses                         50                714,460                26,508           741,018
                                          ----               --------              --------          --------
Income  from  operations                   (50)                30,805               (26,508)            4,247
Other  income                                -                  6,692                     -             6,692
                                          ----               --------              --------          --------
Income  before  taxes                      (50)                37,497               (26,508)           10,939
Provision  for  taxes                        -                  8,446                     -             8,446
                                          ----               --------              --------          --------
NET  INCOME                               $(50)               $29,051              $(26,508)           $2,493
                                          =====              ========              ========           =======

EARNINGS  PER  SHARE
     Net  income                          $(50)               $29,051               (26,508)           $2,493

     Weighted-average
     number  of  shares
     outstanding                       600,000              3,325,000             2,675,000         6,000,000
     Earnings  per  share                  Nil                  $0.01                     -               Nil

NOTES:

(1) Earnings per share data shown above are applicable for both primary and fully diluted.

(2) Weighted-average number of shares outstanding for the combined entity includes all shares issued as of December 31, 2001 as if outstanding as of the beginning of the period.

(3) Effective March 1, 2002, the sole shareholder of Engineering and Materials, John A. Harcourt, sold or distributed 895,903 shares of his stock as follows:

                Class                     Shares          Cash  and  Notes            Compensation
----------------------------------  ------------------   --------------------  -----------------------

         Company  directors                     21,551                   -            $  1,077
----------------------------------  -------------------  --------------------  -----------------------
         Family  members                       123,148                   -                   -
----------------------------------  -------------------  --------------------  -----------------------
         Employees                               8,619                   -                 431
----------------------------------  -------------------  --------------------  -----------------------
         Legal  Fees                            51,722                   -              15,000
----------------------------------  -------------------  --------------------  -----------------------
         Unrelated  party                        1,231                   -                   -
----------------------------------  -------------------  --------------------  -----------------------
         New  stockholder  group               689,632             $35,000                   -
==================================  ===================  ====================  =======================
         Totals                                895,903             $35,000           $  16,508
==================================  ===================  ====================  =======================


         The cash and notes reflected above represent $10,000 cash deposited into Engineering and Materials' account and a verbal agreement to pay $25,000. This $25,000 is reflected in the proforma balance sheet as a stock subscription receivable.

         Since no additional shares are being issued with respect to these transactions, all amounts are paid-in-capital transactions or stock subscribed.

(4) Pro forma adjustment of $26,508 consists of $10,000 cash paid for legal fees, $15,000 in stock issued for legal fees, and $1,508 in stock issued as compensation.

(5) Effective March 13, 2002, Engineering and Materials has entered into a merger agreement with EMTC International, Inc., a wholly-owned subsidiary of SuperCorp, Inc., an Oklahoma corporation.

         The management shareholders, who hold approximately 74% of the outstanding stock of the Company, have agreed to vote their shares to approve or disapprove the proposed merger in accordance with the majority vote of the other stockholders.

                   PRO FORMA STATEMENT OF FINANCIAL CONDITION

                               September 30, 2002

                                                 Engineering &
                                    EMTC          Materials           Pro  Forma          Pro  Forma
                                (Historical)      (Historica)         Adjustments          Combined
                                ------------      ------------        -----------          --------
                                                  (Unaudited)
                                                  -----------
ASSETS
Current  assets                     $550            $406,071             $    -            $406,621
Property  and  equipment               -               7,349                  -               7,349
Other  assets                          -               3,550                  -               3,550
                                    ----            --------             ------            --------
TOTAL  ASSETS                       $550            $416,970             $    -            $417,520
                                    ====            ========             ======            ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current  liabilities                $  -            $208,670             $   -             $208,670
Long  term  liabilities                -                   -                 -                    -
                                    ----            --------             -----             --------
     Total  liabilities                -             208,670                 -              208,670
                                    ----            --------             -----             --------

Stockholders'  equity:

   Common  stock                     600                 333             5,067                6,000
   Additional paid-in capital          -              88,354            (5,067)              83,287
   Stock  Subscribed                   -               5,000                                  5,000
   Stock Subscription Receivable       -              (5,000)                                (5,000)
   Retained earnings (deficit)       (50)            119,613                 -              119,563
                                    ----            --------            ------             --------
     Total stockholders' equity      550             208,300                 -              208,850
                                    ----            --------            ------             --------
TOTAL LIABILITIES AND
  STOCKHOLDERS'  EQUITY             $550            $416,970            $    -             $417,520
                                    ====            ========            ======             ========

                          PRO FORMA STATEMENT OF INCOME

                  For the nine months ended September 30, 2002

                                                  Engineering  &
                                      EMTC           Materials         Pro  Forma       Pro  Forma
                                  (Historical)    (Historical)         Adjustments       Combined
                                   (Unaudited)     (Unaudited)
Sales                               $     -         $  603,436         $        -        $  603,436
Operating  expenses                      50            673,955                  -           674,005
                                    -------          ---------         ----------        ----------
Income  from  operations                (50)           (70,519)                 -           (70,569)
Other  income                             -             (5,264)                 -            (5,264)
                                    -------          ---------         ----------        ----------
Income  before  taxes                   (50)           (75,783)                 -           (75,833)
Provision  for  taxes                     -             (3,482)                 -            (3,482)
                                    -------          ---------         ----------        ----------

NET  INCOME                         $   (50)         $ (72,301)        $        -        $  (72,351)
                                    =======          =========         ==========        ==========

EARNINGS  PER  SHARE
     Net  income                    $   (50)         $ (72,301)        $        -        $  (72,351)
                                    =======          =========         ==========        ==========

     Weighted-average
     number  of  shares
     outstanding                    600,000          3,325,000          2,675,000         6,000,000
                                    =======          =========         ==========        ==========

     Earnings (loss) per share          Nil                Nil                Nil               Nil


NOTES:

(1) Earnings per share data shown above are applicable for both primary and fully diluted.

(2) Weighted-average number of shares outstanding for the combined entity includes all shares issued as of September 30, 2002 as if outstanding as of the beginning of the period.

(3) Effective March 1, 2002, the president and sole shareholder of Engineering and Materials, John A. Harcourt, sold or distributed 895,903 shares of his stock as follows:

                Class                   Shares         Cash  and  Notes     Compensation
          --------------             ------------      ----------------     ------------
     Company  directors                 21,551                 -            $  1,077

     Family  members                   123,148                 -                   -

     Employees                           8,619                 -                 431

     Legal  Fees                        51,722                 -              15,000

     Unrelated  party                    1,231                 -                   -

     New  stockholder  group           689,632           $35,000                   -
                                       -------           -------            --------

        Totals                         895,903           $35,000            $ 16,508
                                       =======           =======            ========


         The cash and notes reflected above represent $10,000 cash paid directly to Engineering and Materials' attorney, $20,000 paid to the stockholder, and a verbal agreement to pay $5,000. The $5,000 is reflected in the proforma balance sheet as a stock subscription receivable. The balance of the transaction has occurred and is reflected in the historical statements of Engineering and Materials.

         Since no additional shares are being issued with respect to these transactions, all amounts are paid-in-capital transactions or stock subscribed.

(4) Effective March 13, 2002, Engineering and Materials has entered into a merger agreement with EMTC International, Inc., a wholly-owned subsidiary of SuperCorp, Inc., an Oklahoma corporation.

         The management shareholders, who hold approximately 74% of the outstanding stock of Engineering and Mateirals, have agreed to vote their shares to approve or disapprove the proposed merger in accordance with the majority vote of the other stockholders.

Material  Contacts  Among  the  Companies.
------------------------------------------

         In January 2002, Benjamin Wei, a friend of John Harcourt, president of Engineering and Materials, contacted Thomas J. Kenan, Esq., a director and corporate secretary of SuperCorp. Mr. Wei had several months earlier been introduced to Mr. Kenan by the son of one of the partners of Mr. Kenan's law firm and had been informed at that time by Mr. Kenan of SuperCorp and the spinoff-merger transactions SuperCorp effects.

         In  January  2002,  Mr.  Wei introduced Mr. Kenan to John Harcourt, the president of Engineering and Materials. After a discussion concerning Engineering and Materials' business and prospects, a deal was struck to effectuate a spinoff-merger transaction with SuperCorp organizing a new subsidiary - EMTC International, Inc., which would issue 600,000 shares of its common stock to SuperCorp for $600, and 5,400,000 shares of its common stock to the shareholders of Engineering and Materials should they approve a merger of their company with EMTC International, Inc.

         As a result of this agreement to effectuate a spinoff-merger transaction, by prior agreement between Mr. Wei and Mr. Harcourt and upon Mr. Wei's agreement to pay $15,000 of the expenses of the spinoff-merger transaction, Mr. Wei was issued 116,495 shares of common stock of Engineering and Materials, which shares will convert into 190,000 shares of common stock of EMTC International should the merger between EMTC International and Engineering and Materials be effected.

         Mr. Wei may be deemed to be a "finder" with regard to the proposed spinoff-merger transaction. He has had a previous relationship with Engineering and Materials, but none with any other party to the spinoff-merger transaction. His previous relationship with Engineering and Materials was that of being a minority (less than 5 percent) owner of Benchmark Global Capital Group, which has as one of its subsidiaries a broker-dealer member of NASD, Benchmark Securities. In November 2001 Mr. Wei attempted - without success - to introduce Engineering and Materials to New York-based firms for a possible public (or private) offering of shares of Engineering and Materials. Neither Benchmark Securities nor Global Capital Group has any involvement with Engineering and Materials or with this merger.

          In February 2002, the president of Engineering and Materials, John Harcourt, asked Mr. Kenan if he would accept 51,722 shares of common stock of Engineering and Materials in exchange for $15,000 of the $40,000 legal fees Mr. Kenan would earn for drafting the registration statements for the transaction. Mr. Kenan accepted this offer and was issued 51,722 shares of common stock of Engineering and Materials, which shares will convert into 84,000 shares of EMTC should the merger be approved and effected. Mr. Kenan was also asked to serve as an advisory director of Engineering and Materials for three years for no compensation. Mr. Kenan agreed to do so.

         Other than the proposed spinoff and merger and the matters described above, there have been no material contracts, arrangements, understandings, relationships, negotiations or transactions among Engineering and Materials, EMTC, and SuperCorp during the periods for which financial statements appear herein.

                  EARLIER SUPERCORP SPINOFF-MERGER TRANSACTIONS

         This transaction with Engineering and Materials, should the stockholders of Engineering and Materials approve it, will be the sixth such "spinoff-merger" transaction effected by SuperCorp with subsidiaries it creates for such purposes.

         The  Lark  Technologies,  Inc.  spinoff-merger.
         -----------------------------------------------

         SuperCorp's first spinoff-merger transaction concerned Lark Technologies, Inc. ("Lark"), a SuperCorp-created subsidiary. Lark merged with a Houston, Texas company engaged in DNA sequencing whose major stockholders are affiliates of the Baylor School of Medicine.

         The  Lark  spinoff  occurred  on  September  6,  1995.  The Lark merger occurred on September 14, 1995. None of SuperCorp's or Lark's officers, directors, affiliates or persons or entities engaged in management-type activities with SuperCorp or Lark had any involvement in this spinoff-merger. None of these persons received any cash, stock or other thing of value with respect to this transaction other than his pro rata receipt of Lark stock that was spunoff to the SuperCorp stockholders. Subsequent to the Lark spinoff-merger, Lark raised $1 million in a rights offering to its stockholder base.

         The  Dransfield  China  Paper  Corporation  transaction.
         --------------------------------------------------------

         The second spinoff-merger transaction concerned Dransfield China Paper Corporation ("Dransfield"), a SuperCorp-created subsidiary now named DF China Technology, Inc. Dransfield merged with a Hong Kong company engaged in distributing hygienic paper products in Hong Kong and in building integrated paper mills in China. Dransfield's major stockholder is a Hong Kong Stock Exchange-listed company.

         The  Dransfield  spinoff  occurred on February 13, 1997. The Dransfield merger occurred on February 26, 1997. One of SuperCorp's officers and directors, T.E. King, received $45,000 from the Hong Kong company, 11,642 shares of common stock of Dransfield and 250,000 warrants to purchase shares of common stock of Dransfield at $5.50 a share as compensation for his services in bringing together the Hong Kong company and SuperCorp. Thomas J. Kenan, an officer and a director of SuperCorp, received 20,000 warrants and the other officers and directors of SuperCorp each received 40,000 warrants to purchase shares of common stock of Dransfield at $5.50 a share as compensation for their past efforts in screening prospective spinoff-merger transactions. All of these warrants expired without being exercised. Each of these officers and directors also received his pro rata distribution of Dransfield shares spunoff by SuperCorp to its stockholders. Subsequent to the Dransfield spinoff-merger, Dransfield raised $750,000 in a private placement to investors in the U.S. and Hong Kong.

         The  Summit  Technologies,  Inc.  transaction.
         ----------------------------------------------

         The third spinoff-merger transaction concerned Summit Environmental Corporation, Inc. ("Summit"), a SuperCorp-created subsidiary. Summit merged with a Longview, Texas company engaged in marketing a new fire suppressant product and other products manufactured by other companies.

         The Summit spinoff occurred on November 10, 1998. The Summit merger occurred on December 2, 1998.

         None of SuperCorp's officers, directors, affiliates or persons or entities engaged in management-type activities with SuperCorp or Summit had any involvement in this spinoff-merger other than Thomas J. Kenan, a director and general counsel of SuperCorp. The Longview, Texas company allowed Mr. Kenan to purchase 28,333 shares of its common stock at $0.30 a share in a non-public offering it conducted at this price before the registration statements for the spinoff-merger transaction were filed with the Securities and Exchange Commission.

         George W. Cole, a former SuperCorp director and a person to whom Securities and Exchange Commission rules may attribute the beneficial ownership of more shares of common stock of SuperCorp than any other SuperCorp stockholder, received compensation for finding and negotiating the spinoff-merger transaction with Summit.

         Mr. Cole received $18,500 from the Longview, Texas company for a finder's fee and for consulting services. He exchanged $14,250 of such fee for 23,750 shares of the Longview, Texas company at $0.60 a share prior to the spinoff-merger. Further, SuperCorp allowed him to purchase 125,000 shares of common stock of Summit at $0.001 a share when SuperCorp organized Summit.

         The  TechLite,  Inc.  transaction.
         ----------------------------------

         The fourth spinoff-merger transaction concerned TechLite, Inc. ("TechLite"), a SuperCorp-created subsidiary. TechLite merged with TechLite Applied Sciences, Inc. ("Applied Sciences"), a Tulsa, Oklahoma company engaged in the business of retrofitting lighting fixtures in buildings in such a way as to significantly reduce electricity consumption.

         The TechLite spinoff occurred on September 17, 1999. The TechLite merger occurred on October 21, 1999. Thomas J. Kenan of Oklahoma City, Oklahoma, a director and general counsel of SuperCorp, received 90,000 shares of Applied Sciences before the merger in exchange for legal services he performed for Applied Sciences before the merger. Albert L. Welsh, then the president and a director of SuperCorp, and George W. Cole, now a director of SuperCorp whose spouse Marjorie J. Cole is a significant shareholder of SuperCorp, each received 10,000 shares of common stock of Applied Sciences in exchange for providing financial advice to Applied Sciences from 1997 through 1999. Mr. Welsh and Mr. Cole were each also authorized by the SuperCorp directors to purchase 24,444 shares of common stock of TechLite at $0.001 a share at the time of TechLite's organization in recognition of their services to the SuperCorp shareholders in persuading the directors of Applied Sciences to favorably consider the merger with TechLite.

         After each of the above four spinoff-merger transactions was consummated, SuperCorp director Thomas J. Kenan became involved with each company as an attorney. He has represented each company from time to time as a securities lawyer. He received cash fees for such services at his customary billing rates. He also was invited by Dransfield to serve as a non-management director of Dransfield and of its Hong Kong Stock Exchange-listed parent, Dransfield Holdings Limited. He receives no compensation for such director's services but has been granted options to purchase 25,000 shares of Dransfield at $2.60 a share, 15,000 shares at $1.75 a share and 10,000 shares at $1.58 a share. The options have not been exercised. He was invited by Summit to serve as a non-management director. He receives no compensation for such services but was granted an option to purchase 40,000 shares of Summit at $1.00 a share. The options have not been exercised.

         The  KingThomason  Group,  Inc.  transaction.
         ---------------------------------------------

         The fifth spinoff-merger transaction concerned The KingThomason Group, Inc. ("KingThomason"), a SuperCorp-created subsidiary. KingThomason merged with a San Ramon, California company that designs and sells insurance and financial services and products for niche markets.

         The KingThomason spinoff occurred on November 7, 2001. The KingThomason merger occurred on December 7, 2001.

         T.E. King II, a director of SuperCorp and the father of T.E. King III, the president of the San Ramon, California company that merged into KingThomason, was allowed by SuperCorp to purchase 375,000 shares of common stock of KingThomason at $0.001 a share prior to the spinoff and merger. He received these shares in the capacity of a "finder." Thomas J. Kenan, Esq., a director and corporate secretary of SuperCorp, was requested by the president of the San Ramon company to accept 50,000 shares of the pre-merger San Ramon company in exchange for $20,000 of the $40,000 legal fees Kenan would earn for drafting the registration statements for the transaction. Mr. Kenan accepted this offer and was issued 50,000 shares of common stock of the San Ramon company, which shares converted into 50,000 shares of KingThomason when the merger occurred.

         Lark's common stock trades on the OTC Bulletin Board under the symbol "LDNA." Dransfield's common stock trades on the Nasdaq SmallCap Market under the symbol "DFCT." Summit's common stock trades on the OTC Bulletin Board under the symbol "SEVT." TechLite's common stock trades on the OTC Bulletin Board under the symbol "THLT." KingThomason's common stock trades on the OTC Bulletin Board under the symbol "KGTH". Lark, Dransfield, Summit, TechLite and KingThomason are viable, operating companies. Their common stock prices are quoted daily. All five file reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934.

                            PENNY STOCK REGULATIONS

         There is no way to predict a price range within which EMTC's common stock will trade. We expect trading to commence on the OTC Bulletin Board at a price less than $5 a share. Accordingly, EMTC's common stock, initially at least, would be subject to the rules governing "penny stocks."

         A  "penny  stock"  is  any  stock  that:

         o        sells  for  less  than  $5  a  share.

         o is not listed on an exchange or authorized for quotation on The Nasdaq stock Market, and

         o is not a stock of a "substantial issuer." EMTC is not now a "substantial issuer" and cannot become one until it has net tangible assets of at least $5 million, which it does not now have.

         There are statutes and regulations of the Securities and Exchange Commission (the "Commission") that impose a strict regimen on brokers that recommend penny stocks.

The  Penny  Stock  Suitability  Rule
------------------------------------

         Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine" (1) that transactions in penny stocks are suitable for the person and (2) that the person, or his advisor, is capable of evaluating the risks in penny stocks.

         After making this determination, the broker-dealer must furnish the customer with a written statement setting forth the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer.

         Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased.

         The above exercise delays a proposed transaction. It causes many broker-dealer firms to adopt a policy of not allowing their representatives to recommend penny stocks to their customers.

         The Penny stock Suitability Rule, described above, and the Penny stock Disclosure Rule, described below, do not apply to the following:

         o        transactions  not  recommended  by  the  broker-dealer,

         o        sales  to  institutional  accredited  investors,

         o sales to "established customers" of the broker-dealer - persons who either have had an account with the broker-dealer for at least a year or who have effected three purchases of penny stocks with the broker-dealer on three different days involving three different issuers, and

         o transactions in penny stocks by broker-dealers whose income from penny stock activities does not exceed five percent of their total income during certain defined periods.

The  Penny  Stock  Disclosure  Rule
-----------------------------------

         Another Commission rule - the Penny stock Disclosure Rule - requires a broker-dealer, who recommends the sale of a penny stock to a customer in a transaction not exempt from the suitability rule described above, to furnish the customer with a "risk disclosure document." This document includes a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risks associated with investments in the penny stock market. The broker-dealer must also disclose the stock's bid and ask price information and the dealer's and salesperson's compensation related to the proposed transaction. Finally, the customer must be furnished with a monthly statement including prescribed information relating to market and price information concerning the penny stocks held in the customer's account.

Effects  of  the  Rule
----------------------

         The above penny stock regulatory scheme is a response by the Congress and the Commission to known abuses in the telemarketing of low-priced securities by "boiler shop" operators. The scheme imposes market impediments on the sale and trading of penny stocks. It has a limiting effect on a stockholder's ability to resell a penny stock.

         EMTC's spinoff shares and merger shares likely will trade below $5 a share on the OTC Bulletin Board and be, for some time at least, shares of a "penny stock" subject to the trading market impediments described above.

                   INFORMATION ABOUT EMTC INTERNATIONAL, INC.

         EMTC International, Inc. was incorporated under the laws of the State of Oklahoma on March 12, 2002. It has no business, significant assets or employees. Its management serves without pay.

Description  of  Business  and  Properties.
-------------------------------------------

         Should you approve the merger, EMTC shall be the surviving company, but its management shall not remain as the management of the company. Control of the company, through the voting power to elect the entire board of directors and thereby to replace management, shall pass to the stockholders of Engineering and Materials. Engineering and Materials' present management shall become the management of the company.

         Engineering and Materials' present management advises us that it shall continue the business of Engineering and Materials as the business of EMTC after the merger.

         EMTC's present management consists of one person, George W. Cole. Mr. Cole is a stock broker employed by Dominion Financial Services, Inc. and has his office in Oklahoma City, Oklahoma. Mr. Cole is president and a director of SuperCorp.

Legal  Proceedings.
-------------------

         Neither EMTC nor its property is a party to, or the subject of, pending legal proceedings.

Market  for  Emtc's  Common  Stock  and  Related  Stockholder  Matters.
-----------------------------------------------------------------------

         There is no present public trading market in the U.S. or elsewhere for EMTC's common stock.

         Should you approve the merger, you will receive 5,400,000 shares of common stock of EMTC in exchange for your 3,325,000 outstanding shares of common stock of Engineering and Materials.

Rule  144  and  Rule  145  Restrictions  On  Trading
----------------------------------------------------

         Should the merger be approved, all six million outstanding shares of common stock of EMTC shall have been issued or distributed pursuant to registration with the Commission. The SuperCorp directors' 203,398 spinoff shares may be deemed to be "underwriters shares" requiring registration. And, there will be certain restrictions on the transfer for value of others of the six million outstanding shares.

         Securities and Exchange Commission rules define as "affiliates" a corporation's executive officers, directors and other persons who, by any manner, exercise control over the corporation's direction and policies. The persons that are affiliates of Engineering and Materials at the time of the vote on the merger are expected to be affiliates of the post-merger company. In order to sell their shares, such persons are deemed to be "underwriters" and must either register them for sale or comply with the resale provisions set forth in paragraph (d) of the Commission's Rule 145, unless some other exemption-from-registration provision is available. The resale provisions of paragraph (d) of Rule 145 refer to certain provisions of the Commission's Rule 144 and require, for sales of the shares by such persons as long as they remain affiliates of the post-merger company, that:

                  o the company must have been subject to the reporting requirements of Section 15(d) of the Securities Exchange Act for at least 90 days,

                  o the company must have filed all reports with the Commission required by such rule during the twelve months preceding such sale (or such shorter period that the company was required to file such reports),

                  o transfers for value by such affiliates can occur only either (1) through broker transactions not involving the solicitation of buyers or (2) directly to market-makers, and

                  o each such affiliate can transfer for value, during a 90-day period, no more shares than the greater of one percent of all issued and outstanding shares of common stock of the company (60,000 shares would be one percent immediately after the merger) or the average weekly volume of trading in such common stock reported through the automated quotation system of Nasdaq or the Bulletin Board during the four calendar weeks prior to placing the sell order with a broker-dealer.

         The above resale provisions of Rule 145 shall continue for such persons as long as they are affiliates of the post-merger company. However, should they become non-affiliates of the post-merger company, then, after one year after the merger, only the company's reporting requirement shall continue. When any such affiliate has ceased to be an affiliate of the post-merger company for at least three months, and provided at least two years have elapsed since the date of the merger, then even the requirement that the company file reports with the Commission will no longer be required for such a former affiliate to sell any of the shares acquired in the merger.

         The table below sets forth the restrictions on trading that will apply to all 6,000,000 shares of common stock of EMTC that will be outstanding after the merger, should the merger be approved:

                                                Number  of  Shares
                                                ------------------
                                           Subject  to     Not  Subject
                                             Trading        to  Trading
                                           Restrictions    Restrictions
                                           ------------    ------------

         Spinoff  shares  received
           by  officers  and  directors
           of  SuperCorp                      203,398(1)

         Spinoff  shares  received
           by  other  SuperCorp
           shareholders                                        396,602

         Engineering  and  Materials
           shareholders  not affiliated
            with  Engineering  and
            Materials before  the  merger                    1,425,000

         Engineering  and  Materials
           shareholders that  are
           affiliates  of  Engineering
           and Materials before the
           merger                           3,975,000(2)             0
                                            -----------      ---------
                                            4,178,398        1,821,602

---------------------------

(1)      The  officers  and  directors  of   SuperCorp  may  be  deemed  to   be
         "underwriters" of the spinoff transaction. If so, absent registration, none of their shares may be transferred for value.

(2)      Subject  to  the  Rule  145  restrictions  on  trading described above.

         Accordingly, after the effective date of the merger and the redistribution of the spinoff shares, there shall be 1,821,602 shares in the "public float," i.e., subject to no securities law restrictions on their being traded or transferred for value. We estimate that approximately 605 persons will own these shares of record. The offering of them for sale could have a materially adverse effect on the market price of the company's stock. Further, the affiliates of Engineering and Materials will hold an additional 3,975,000 shares and will be able to sell these shares pursuant to Rule 145 of the Securities Act.

         No equity of EMTC is subject to outstanding options or warrants to purchase, or securities convertible into, equity of EMTC.

         Dividends. EMTC has had no operations or earnings and has declared no dividends on our capital stock. Should the merger be approved, there are no restrictions that would, or are likely to, limit the ability of EMTC to pay dividends on its common stock, but it has no plans to pay dividends in the foreseeable future and intends to use earnings for business expansion purposes.

         Registration Statement. EMTC has filed with the Securities and Exchange Commission ("SEC") in Washington, D.C., a Registration Statement under the
Securities Act of 1933, with respect to the common stock offered by this Prospectus-Proxy Statement. The public may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W.,
Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. EMTC is an electronic filer, and the SEC maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of such site is http://www.sec.gov.

         Reports to Stockholders. EMTC will file reports with the Securities and Exchange Commission. These reports are annual 10-KSB, quarterly 10-QSB and periodic 8-K reports. EMTC also intends to furnish stockholders with annual reports containing financial statements audited by independent public or certified accountants and such other periodic reports as we may deem appropriate or as required by law.

         Stock Certificates. Certificates for the securities offered hereby will be ready for delivery within one week after you approve the merger.

Financial  Statements.
----------------------

         See "Financial Statements - EMTC International, Inc." for the independent auditor's report dated April 1, 2002, with respect to EMTC's balance sheet as of March 13, 2002, and the notes to the financial statements; and the balance sheet as of September 30, 2002 and the notes to the financial statements.

       INFORMATION  ABOUT  ENGINEERING  AND  MATERIALS  TECHNOLOGY  CORPORATION

Overview.
---------

         Engineering and Materials provides an array of engineering and consulting services related to equipment failure analysis, accident investigation, and quality-control assurance testing and monitoring. Its core specialty is failure analysis and accident prevention analysis of child seats for vehicles.

         Engineering and Materials has its headquarters in Oklahoma City, Oklahoma. Its fiscal year ends December 31. It operated at a profit after taxes of $84,039 in 2000 and at a profit after taxes of $29,051 in 2001. Its retained earnings are $191,194.

Management's Discussion and Analysis of Financial Condition and Results of Operations.
--------------------------------------------------------------------------------

         The following discussion and analysis should be read in conjunction with the financial statements and the accompanying notes thereto and is qualified in its entirety by the foregoing and by more detailed financial information appearing elsewhere. See "Financial Statements."

         Results  of  Operations.
         ------------------------

         The following table presents, as a percentage of sales, certain selected financial data for each of fiscal years December 31, 2001 and December 31, 2000 and the interim periods ended September 30, 2002 and September 30, 2001:

                                     Fiscal  Year          Nine  Months
                                     ended  12-31          ended  09-30
                                     ------------          ------------
                                    2001      2000       2002       2001
                                    ----      ----       ----       ----
Sales                               100%      100%       100%       100%

Operating  expenses                  96%       88%       112%        97%
Income  from  operations              4%       12%       (12)%        3%

Non-operating income (expense)      0.9%     (0.5)%       (0)%        2%

Net  income  before  taxes            5%       11%       (12)%        5%
Net  income  after  taxes             4%        8%       (12)%        3%


         Sales.
         ------

         Sales of $745,265 for fiscal year 2001 decreased by 30 percent from fiscal 2000's sales of $1,071,236. This decrease was due primarily to management's focus in 2001 on developing a merger and acquisition strategy, which redirected management time away from its core business. Cases worked and billable time decreased, which resulted in decreased engineering revenues.

                  Interim Results - September 30, 2002 Compared With September 30, 2001
                 --- -----------------------------------------------------------

                  Sales for the first nine months of Fiscal Year (FY) 2002 increased by $137,749 over sales for the first nine months of FY 2001 - from $465,687 to $603,436, an increase of 29 percent. This increase is attributable to increased billable time for the current period. The increase in billable time was a result of increased activity among the company's existing open cases.


         Case  Expenses  and  General  and  Administrative  Expenses.
         ------------------------------------------------------------

         Engineering and Materials' primary source of income is from providing assistance to plaintiffs' lawyers in litigation involving injuries to children in vehicle accidents and product liability claims with regard to the child seats used by the children. "Case expenses" are those related to testing, accident reconstruction and other expenses required for the ultimate disposition of such litigation or disputes.

         Case expenses remained steady in fiscal 2001 - $158,603 - as compared to fiscal 2000 - $155,519.

General and administrative expenses decreased, however, by 30 percent - from $776,515 in 2000 to $545,413 in 2001, a decrease consistent with the 30 percent decrease in sales. Major decreases occurred in the following line items:

         o        bad  debt  expense,  from  $77,299  to  $51,689,

         o        contract  labor,  from  $52,027  to  $18,095,

         o        travel  expense,  from  $28,923  to  $17,455,

         o        entertainment,  from  $14,003  to  $7,692,

         o dues and subscriptions, from $14,085 to $421. For the year ended 2000, a one-year subscription was made for accident reconstruction software in the amount of approximately
                  $14,000. This software subscription was not renewed for the year 2001.

         o        health  insurance,  from  $23,645  to  $16,812,  and

         o the largest decrease of all, owner fees (payments to our president), from $363,327 to $195,004. For fiscal years 2002 and 2001, all capital stock of the company was owned by the president, John Harcourt. He determined the amount of his compensation by reason of factors relevant to his personal financial situation and not the financial operations of the company. In 2001 his financial needs decreased. Starting in 2002 his compensation is set at $15,000 a month with the potential for a discretionary bonus. It is anticipated that this compensation will be renewed on an annual basis.

Major  increases  occurred  in  the  following  line  items:
      ---------

         o        audit  fees,  from  zero  to  $20,000,

         o        legal  and  professional,  from  $350  to  $15,681,  and

         o        consulting  expense,  from  zero  to  $10,000.


                  Interim Results - September 30, 2002 Compared With September 30, 2001
                  --------------------------------------------------------------

                  Case expenses for the first nine months of FY 2002 increased by $49,077 over case expenses for the first nine months of FY 2001 - from $24,790 to $73,867, an increase of 197 percent. This increase is attributable to the increase in business reflected in the 29 percent increase in sales during the first nine months of FY 2002.


                  Major  increases  occurred  in  the  following  line  items:
                         ---------

o Audit fees increased from $0 to $19,888. Prior to September 2001 the company had not engaged an independent auditor; hence no audit fees in 2000.

o Legal and professional fees increased from $5,000 to $60,203. A substantial part of the increase ($30,000) was paid to a law firm in New Jersey in an unsuccessful attempt to form alliances and possibly raise private equity with contacts in New York.

o Accounting fees increased from $3,007 to $21,359. Beginning in 2002, because of the company's activities with regard to becoming an SEC registrant, it experienced a need for increased accounting services.

o Bad Debt Expense increased from $31,507 to $81,843. The Company had a major client for whom they performed work for the first time, and this client disputed a substantial part of their bill regarding a case that was settled in February 2002. The company has reserved this one account by approximately $40,000.


                  Major  decreases  occurred  in  the  following  line  items:
                         ---------

o Contract labor decreased from $14,595 to $60. The company does not utilize contract labor on a consistent basis. Contract labor is utilized only on special occasions and is difficult to predict.

o        Travel  expense  decreased  from  $3,139  to  $844.

o        Owner  fees  (payments  to  our  president), from $122,544 to $135,000.
         For the interim periods in 2002 and 2001, all capital stock of the company was owned by the president, John Harcourt. He determined the amount of his compensation by reason of factors relevant to his personal financial situation and not the financial operations of the company. Starting in 2002 his compensation is set at $15,000 a month with the potential for a discretionary bonus. It is anticipated that this compensation will be renewed on an annual basis.

         Net  Income.
         ------------

         Engineering and Materials had net income of $29,051 in 2001, a 65 percent decrease from 2000's net income of $84,039 and attributable to a 30-percent reduction in sales.

                  Interim Results - September 30, 2002 Compared With September 30, 2001
                  --------------------------------------------------------------

                  Engineering and Materials had a net loss of $(72,301) in the first nine months of FY 2002, as compared with net income of $15,751 during the first nine months of FY 2001 even though sales increased by 77 percent in the interim period in FY 2002 over the same period in FY 2001. The net loss is attributable to the 60-percent increase in case expenses and general and administrative expenses for the FY 2002 interim period over the same period in FY 2001.

         Other  Income  (Expense).
         -------------------------

         In fiscal year 2001 the company sold a Chevrolet truck for a gain of $10,723. The truck was deemed to be excess to the needs of the company.


                  Interim Results - September 30, 2002 Compared With September 30, 2001
                  --------------------------------------------------------------

                  Other income (expense) reversed from income of $9,457 during the first nine months of FY 2001 to expenses of $5,264 during the first nine months of FY 2002. This reversal is attributable primarily to the gain of $10,723 on the sale of a truck during the FY 2001 interim period to a loss of $3,000 on the sale of a specialty luxury automobile during the FY 2002 interim period.

         Balance  Sheet  Items.
         ----------------------

         Current assets of $342,539 on December 31, 2001, compare favorably with current liabilities of $263,477 at that time. Accounts receivable were $246,671; accounts payable were $81,219.

                  Interim Results - September 30, 2002 Compared With September 30, 2001
                  --------------------------------------------------------------

                  Current assets of $406,071 on September 30, 2002 compare favorably with current liabilities of $208,670 at that time. Accounts receivable on September 30, 2002 were $283,196, net of allowance for doubtful accounts of $14,270. The major item of current liabilities on September 30, 2002 was accrued and current deferred income taxes of $129,019.

                  Stockholders' equity on September 30, 2002 decreased to $208,300 from $220,794 on September 30, 2001, major components of change were an additional $45,817 in paid-in capital and a decrease of $58,311 in retained earnings.


         Liquidity  and  Capital  Resources.
         -----------------------------------

         Engineering and Materials' sources of liquidity are the personal assets of its president and major stockholder, John Harcourt, and bank borrowings. As of December 31, 2001 its bank borrowings were limited to a Small Business Administration loan due April 30, 2002 which has been paid down to $21,189 and is secured by Mr. Harcourt's personal assets. Engineering and Materials anticipates that it will retire the SBA note on the due date.

         Engineering and Materials was liquid on December 31, 2001 with $71,592 cash and cash equivalents on hand, $246,671 in accounts receivable at fiscal
2001  year-end  and  current  liabilities  of  $263,477.


         Engineering and Materials recorded material increases in its accounts receivable in fiscal year 2001 and for the nine months ended September 30, 2002. This was the result of Engineering and Materials' invoicing practices relating to its unbilled revenues. Unbilled revenue represents revenue that Engineering and Materials has earned by virtue of professional services performed on billable time and expense engagements but has not been invoiced to the client. Unbilled revenue could also be considered unbilled receivables. When Engineering and Materials invoices a client "unbilled revenue" becomes accounts receivables. Prior to June 2002, Engineering and Materials generally billed its clients upon termination of its engagements by the clients. As a result, services that were unbilled accumulated over several months, and in some cases, even over annual periods. Engineering and Materials' invoicing of unbilled revenues resulted in an increase of accounts receivable from $88,553 to $246,671 at December 31, 2001, with a corresponding decrease in unbilled revenues.

          Engineering and Materials' delayed invoicing practices resulted in anywhere from 50 percent to 75 percent of its revenues, consisting of unbilled and accounts receivable, being in excess of 30 days old. At times Engineering and Materials had as much as 50 percent of its unbilled revenues over one year old. Even so, Engineering and Materials collected 97.3 percent and 97.8 percent of its revenues for the years ended 2000 and 2001.

          In June 2002, in an effort to increase its collection ratios, Engineering and Materials began billing its clients for unbilled revenues on a quarterly basis. This has resulted in higher accounts receivables and lower unbilled revenues as a percentage of total revenues compared to prior periods. Engineering and Materials collected 87.8 percent of its total revenues for the nine months ended September 30, 2002. Engineering and Materials' collection ratio for the nine months ended September 30, 2002 is less than its historic collection ratio primarily as a result of a single $47,000 write-down of an invoice pursuant to the settlement of a dispute. As a result of this one write-down, there was approximately a 7.7 percent decrease in the collection ratio for the period. Excluding this write-down, Engineering and Materials' collection ratio would have been 94.3 percent, approximately a three percent decrease from the previous year's end. This collection ratio is computed based on revenues for a nine-month period.

          Engineering and Materials' accounts receivables are small in number but typically carry larger balances. Collection problems to the extent that they exist are usually the result of specific identifiable disputes with a specific client. The disputes usually involve an element of the overall work performed and typically not the entire invoiced amount. The amounts of these disputes have ranged from $5,000 to $47,000. In all cases the company attempts to resolve disputed items without any discount or reduction of fees. If this is unsuccessful, then the company compares the estimated cost of legal fees to enforce collection to the option of accepting a reduced amount of the invoice and selects the option that would yield the greatest net collection to the company. On larger amounts the company usually has used legal enforcement to facilitate collections.


         Property and equipment, net of depreciation, increased from $24,866 at year-end 2000 to $71,044 at year-end 2001, which reflects the purchase by Engineering and Materials during 2001 of a specialized luxury automobile. This automobile was purchased so that its "passive motorized restraint system" could be studied. This information was relevant to an existing case that the company was engaged in. Upon resolution of the case the automobile was sold.

         Accrued liabilities increased from $46,242 at year-end 2000 to $106,822 at year-end 2001 due primarily to an increase in current income taxes payable based on the company's completed 2001 Federal Income tax return.

         Unearned revenue increased from $6,831 at year-end 2000 to $20,000 at year-end 2001 due to the collection of case retainers to which no billable time had been accumulated on the case. Retainers are classified as unearned revenue until such time as billable time starts to accumulate; at that time, unearned revenue is reduced.

         Deferred taxes payable decreased from $67,390 at year-end 2000 to $16,642 at year-end 2001 due to a decrease in the company's current income tax payable as a result of the company's filing its 2001 federal income tax return, which in turn reduced the amount of deferred taxes.


                  Interim Results - September 30, 2002 Compared With September 30, 2001
                  --------------------------------------------------------------

                  Engineering and Materials' liquidity position on September 30, 2002, consisted of $73,786 cash in the bank and accounts receivable, net of allowance for doubtful accounts, or $283,196, compared to current liabilities of $208,670. Of the $208,670 of current liabilities $64,532, represented current income taxes payable from the company's 2000 tax return. The original amount due on the 2000 return when filed was $89,341. The company did not pay the amount due upon filing the 2000 tax return. Subsequently this amount has been reduced by net operating loss carrybacks from the company's 2001 tax return which reduced the amount to $64,532. This amount includes penalties and interest. This amount is delinquent. As of December 3, 2002, the IRS had not initiated any collection process and has not sent the company any further notice. The company anticipates that the 2002 income tax return will result in a net loss. This net loss can be carried back to reduce the year 2000 tax liability. At that time the company anticipates that it will pay any remaining income tax liability.

         Engineering and Materials' future results of operations and the other forward-looking statements contained in this Offering Circular, in particular the statements regarding projected operations in the present fiscal year, involve a number of risks and uncertainties. In addition to the factors discussed above, among the other factors that could cause actual results to differ materially are the following: the loss of any of several key personnel; unexpected costs in establishing branch offices; the emergence of competition not now detected; and a general economic turndown.

               DESCRIPTION OF ENGINEERING AND MATERIALS' BUSINESS
               --------------------------------------------------

Business  Development.
----------------------

         Engineering and Materials was incorporated in Oklahoma in July, 1973 with the name Southwest Metallurgical Consultants, Inc. In 1982 it changed its name to Engineering and Materials Technology Corporation. It has always operated out of offices and testing laboratories in Oklahoma City, Oklahoma. It is a member of the American Institute of Mining, Metallurgical and Petroleum Engineers; American Society for Metals; Corrosion Engineers; American Society for Nondestructive Testing; Microbeam Analysis Society; Society of Automotive Engineers and the Association for the Advancement of Automotive Medicine.

Description  of  Business.
--------------------------

          Engineering  and  Materials'  business  has  three sources of revenue:

          o        industrial  consulting,

          o        forensic  engineering  consulting,  and

          o        laboratory  testing  services.

          Its  recent  historical  revenue  has  been  divided  as  follows:
approximately   10  percent  -  industry   contracts,   and   90  percent  -
forensic  contracts.

          Industrial  Consulting.
          -----------------------

          Engineering and Materials has 28 years of experience serving industrial clients. It has provided consulting and testing analysis services to many public and private corporate clients such as Texaco, Parker Drilling

Company, Beechcraft, Aero Commander, Kerr-McGee Corporation, CMI Corporation, Oklahoma Natural Gas Company and others. In recent years, activities and revenues in the area of industrial consulting have declined, and the company has shifted its focus towards forensic engineering. It currently has no industrial consulting work under contract.

          Forensic  Engineering  Consulting.
          ----------------------------------

          Engineering and Materials provides services as an expert in the field of the protection of children as occupants in vehicles, particularly in the area of the crash worthiness of child seats used in vehicles. It has provided services to clients in over 30 states and jurisdictions and serves the needs of product liability law firms in their actions involving child-seat related injuries. The core specialty of Engineering and Materials is failure analysis and accident reconstruction and analysis regarding child seats used in vehicles. Its role is to provide services to support plaintiffs' lawyers and to be responsible for any testing, accident reconstruction or expert opinion testimony that the plaintiffs' lawyers require for the ultimate disposition of a lawsuit or dispute.

          Proposed  business projects (based on forensic engineering experience)
          ----------------------------------------------------------------------

          Engineering and Materials has over 15 years of experience in the field of child occupant protection. It has provided forensic engineering services in many child restraint product liability lawsuits. It proposes to develop and establish, subject to the availability of funds, a proprietary prototype Child Safety Seat. For this Child Safety Seat, Engineering and Materials will establish a set of proprietary standards based on company experience in analyzing actual crash data. This set of standards will exceed the current governmental standard as stated in FMVSS 213. The FMVSS 213 standard requires that a child safety seat be tested to simulate and provide adequate protection against a frontal impact at 30 miles an hour. There are no other impact configurations such as side, rear, or rollover that are tested and no other impact speeds used under the standard FMVSS 213. Once its proprietary standards are in place, the company proposes to conduct a series of dynamic crash tests and then analyze the results to determine compliance with its standards.

          Engineering and Materials will apply for patent protection for its original prototype child safety seat. This seat is designed for infants up to age 1 (or 22 pounds). It is anticipated that this one patent will be all that is required for the infant seat. Additional patents could be required to cover new prototype designs that accommodate children age 1 (or 22 pounds). It is not known at this time when new prototypes would be developed or when future patent applications would be made.

          In addition to developing its own proprietary prototype Child Seat, "Engineering and Materials intends to develop, using the research information obtained in developing the prototype, a Seal of Safety Approval for Child Seats" which is intended to be similar to the "SNELL seal of approval" for motorcycle helmets and is intended to build confidence in consumers that child restraint systems bearing the "Engineering and Materials Seal of Safety Approval for Child Seats" are safe for use in the automotive and aircraft environments. It is believed that such "Safety Seal" can be licensed to child seat manufacturers that meet Engineering and Materials' safety testing standards and can generate licensing revenues.

          There is no governmental approval needed for the establishment of such a proprietary "Seal." Its intrinsic worth will rest upon the public's perception that the standards the Seal reflects exceed the government's standards as reflected in governmental regulations.

          Currently, Engineering and Materials does not have the funds required to perform the crash tests needed to verify, using scientific methods, the Seal standards it will propose, based upon its experience in analyzing actual crash data, and likely modify, based upon the results of the crash tests. One of the purposes of the proposed spinoff-merger transaction with EMTC is to provide a public market for its common stock, which it is hoped will better enable the company to raise private equity capital needed for the development of the prototype Child Seat and the Seal.

          Laboratory  Testing  Services.
          ------------------------------

          Engineering and Materials provides a wide range of laboratory testing services and in-house laboratory analysis services. Such services include:

          o   Failure  analysis  -  the  investigative  procedure   involved  in
              determining the cause of effects that result from the failure of mechanical or electrical systems to function as designed,

          o Biomechanics analysis - the determination of how people become injured and what injuries can be expected when people are exposed to a certain incident or environment,

          o Fires, explosions and toxic chemical analysis - the determination of the causes of fire and explosions and their propagation, chemical reactions, kinetics assessment, and full-scale fire and explosive testing,

          o Engineering design analysis and testing - the evaluation of loads on a system or product, from medical devices to commercial aircraft, including the prediction of remaining lifetime of a system or product, damage assessment, stress analysis, design review, vibration evaluation, impact penetration, medical device assessment, aviation accident reconstruction, and aircraft system testing and evaluation, and

          o Vehicle evaluation and testing - design analysis, component testing, accident reconstruction, crash testing, product validation testing, occupant injury analysis and other services for all types of terrain vehicles.

Competition.
------------

         Approximately 95 percent of Engineering and Materials' 2000 and 2001 revenues came from its activities providing expert opinion evidence and testimony in lawsuits involving injuries to children in vehicle accidents and the crashworthiness of child seats. It believes it is one of only five sources that provide almost all of this type of expert opinion evidence in litigation in the U.S. courts. Generally, before one can qualify to give expert testimony in this area, the witness or his company must reconstruct the accident and perform it under laboratory conditions.

Distribution  Methods.
----------------------

         Engineering and Materials has no products or services to distribute and does not advertise the availability of its services. However, it has more than

28  years  of   building  an  extensive  network   of  government  and  industry
associations.  It  relies,  for  business,  on  this network and its reputation.

Dependence  On  Major  Customers  or  Suppliers.
------------------------------------------------

         Engineering and Materials is not dependent on one or a few customers. In 2000 and 2001, about 20 clients from all over the United States provided 60% of Engineering and Materials' revenues.

Patents,  Trademarks  and  Licenses.
------------------------------------

         Engineering and Materials neither owns nor has applied for any patents or trademarks.

Government  Approval  of  Principal  Products  or  Services.
------------------------------------------------------------

         Engineering and Materials' services are not, themselves, subject to government approval, but its engineers are subject to state and professional licensing requirements. Many of the services performed by Engineering and Materials' engineers are directed toward its customers obtaining governmental approvals, such as airworthiness certificates and vehicle safety certificates.

Government  Regulations.
------------------------

         Engineering and Materials' activities in its testing laboratories are subject to OSHA safety requirements.

Research  and  Development.
---------------------------

         The company has not engaged in research and development activities for the purposes of product development during the past two fiscal years.


Environmental  Laws.
--------------------

         Engineering and Materials has minimal direct costs with regard to complying with environmental laws and regulations, primarily with regard to the disposal of waste chemicals and other waste products used in its testing activities. The State of Oklahoma is responsible for monitoring compliance with the provisions of the Federal Code of Regulations that deal with water quality. The State of Oklahoma, through its Department of Environmental Quality, regularly inspects the company's compliance with these regulations. Engineering and Materials' volume of waste chemicals or other waste products is so small that the regulations do not require a pre-treatment program.

Employees.
----------

         At present, Engineering and Materials has 5 full time and 4 part time employees. All others in its organization are consultants. Engineering and Materials has a group of three engineers and scientists that serve as consultants on a case-by-case basis. This group is used on an occasional basis to extract specific knowledge relating to the needs of a specific case. Their knowledge is in a field of engineering that the company does not have in-house, primarily electrical engineering. Should these consultants not be available, the company would have to locate other persons or firms with the needed expertise. Such other persons or firms are readily available and already known to the company.

Principal  Plants  and  Property.
---------------------------------

         Engineering and Materials leases from its president, John Harcourt, 2,700 square feet of office space in Oklahoma City at 902 Northwest 59th Street, Oklahoma City, Oklahoma 73118. The rental is $8.89 a square foot a year. Engineering and Materials believes this is a fair market value for office space compared with similar property in Oklahoma City.

Seasonality.
------------

         The majority of our income is derived from our forensic engineering consulting, which coincides with sessions of the federal district courts, which occur in the spring and fall of the year.

Legal  Proceedings.
-------------------

         Neither Engineering and Materials nor any of its property is a party to, or the subject of, any material pending legal proceedings other than ordinary, routine litigation incidental to its business.

         The Oklahoma State Board of Registration for Professional Engineers and Land Surveyors requires an engineering firm in the state to maintain at all times a full-time charge professional engineer to be responsible for the firm's engineering services at the time of providing such engineering services. In 1999, Edward Blick, who had been the full-time responsible-charge engineer for Engineering and Materials, resigned in June 1999 and the company did not hire a new charge engineer until November 1999. On November 18, 1999, John Harcourt, Edward Blick and Engineering and Materials were each fined a one-time administrative penalty ranging from $500 to $1,000 by the Oklahoma State Board of Registration for Professional Engineers and Land Surveyors. Ever since the above incident, Engineering and Materials has been in full compliance with the Oklahoma State Board of Registration for Professional Engineers and Land Surveyors.

Market for Engineering and Materials' Capital Stock and Related Stockholder Matters.
--------------------------------------------------------------------------------

         There is no public trading market for Engineering and Materials' common stock. There are 16 holders of record of Engineering and Materials' issued and outstanding common stock. Should the merger not be approved, no public trading market is expected to develop for Engineering and Materials stock. Engineering and Materials has declared no dividends on its common stock. There are no restrictions that would or are likely to limit the ability of Engineering and Materials to pay dividends on its common stock, but Engineering and Materials advises us that it has no plans to pay dividends in the foreseeable future and intends to use earnings for the expansion of its present business.

Financial  Statements.
----------------------

         See "Financial Statements - Engineering and Materials" for the audited financial statements of Engineering and Materials containing a balance sheet at December 31, 2001, and statements of income, cash flows, and changes in stockholders' equity for the periods ended December 31, 2001 and 2000, and the unaudited financial statements of Engineering and Materials containing a balance sheet at September 30, 2002 and 2001, and statements of income, cash flows, and changes in stockholders' equity for the nine-month periods ended September 30,

2002 and 2001, which have been prepared in accordance with generally accepted accounting principles in the United States.

                        VOTING AND MANAGEMENT INFORMATION

         Engineering and Materials' management will solicit your proxy with respect to the proposed merger described herein.

Date,  Time  and  Place  Information.
-------------------------------------

         EMTC. EMTC's stockholders must also vote on the proposed merger. An approving vote is assured and shall be taken by written, unanimous consent within one day after the date of this Prospectus-Proxy Statement.

         Engineering and Materials. Stockholders of Engineering and Materials will vote on the proposed merger at a special meeting of the stockholders of
Engineering  and  Materials  to  be  held  on  11:00  A.M.,           ,
                                                            ----------

                    ,  2003, at Engineering and Materials' offices at 902 North-
-------------------
west 59th Street, Oklahoma City, OK 73118. Engineering and Materials' officers, directors and their affiliates are entitled to vote 74% of the outstanding shares entitled to vote. They negotiated the merger and recommend it. Nevertheless, your management has agreed to vote their shares to approve or disapprove the merger in accordance with the majority vote of the other voting stockholders. Accordingly, we are unable to provide assurance that the merger will be approved.

         Voting Procedure. Voting by Engineering and Materials' stockholders may be by written ballot at the meeting or by written proxy. Stockholders of record as of the date of this Prospectus-Proxy Statement shall be entitled to vote. Votes will be tabulated by an inspector of election appointed by Engineering and Materials' directors. Only votes cast "for" a matter constitute affirmative votes; however, proxies in which the stockholder fails to make a specification as to whether he or she votes "for", "against", or "abstains" as to a particular matter shall be considered as a vote "for" that matter. Votes in which the stockholder specifies that he or she is "abstaining" from voting are counted for quorum purposes. Provided a quorum is present in person or by proxy (as determined by the aggregate voting rights of the common stock, considered as a whole), abstentions by stockholders present in person at the meeting shall be counted as a vote for rejecting the merger. None of the shares are held of record by brokers.

         Management will vote its 74% of the outstanding shares as follows: A vote will first be taken of the non-management shareholders. The tabulation of that vote will be announced at the meeting and will indicate the percentages of that vote that voted to approve and to disapprove the merger. Management will then cast its votes in the same percentages to approve and to disapprove the merger. There is no provision in Engineering and Materials' charter or in law that requires management to vote its shares in this manner. Engineering and Materials' management has chosen to do this in order to assure fairness to the minority shareholders.

Revocability  of  Proxy.
------------------------

         A person giving a proxy has the power to revoke it. A revocation of a proxy earlier given can be accomplished either (1) by written notification by the giver of the proxy of an intent to revoke it, or (2) by attendance at the special stockholders' meeting called to vote on the proposed merger and either oral or written instruction to the person counting ballots on the merger vote of an intention to revoke the earlier given proxy.

Dissenters'  Rights  of  Appraisal.
-----------------------------------

         Stockholders of Engineering and Materials who do not vote for or consent in writing to the proposed merger, and who continuously hold their shares through the effective date of the merger (should it be effected), are entitled to exercise dissenters' rights of appraisal. Generally, any stockholder of Engineering and Materials is entitled to dissent from consummation of the plan of merger and to obtain payment of the fair value of his shares should the merger be consummated.

         The notice of the special meeting of stockholders of Engineering and Materials, at which the vote shall be taken whether to approve the proposed merger, must state that all stockholders are entitled to assert dissenters' rights. The notice must be accompanied by a copy of the relevant portions of Oklahoma corporation law describing dissenters' rights, the procedure for exercise of dissenters' rights, and the procedure for judicial appraisal of the value of the shares of common stock of Engineering and Materials should a dissenter and Engineering and Materials not agree on the value of such shares.

         "Fair  value"  of  the  shares  shall be determined by the directors of

Engineering and Materials upon the advice of independent investment bankers that are registered broker-dealers and that act as underwriters of registered public offerings of equity securities. No broker-dealer firm has been chosen for this purpose. Should a dissenting shareholder disagree with this determination of "fair value", he or she may propose their own determination. Should no agreement be reached between management and a dissenting shareholder as to what is fair value, the matter can be determined by a judicial proceeding.

         There are limited funds of Engineering and Materials available to purchase dissenters' shares. Engineering and Materials' directors can elect to abandon the merger - even though approved by a vote of its shareholders - should the directors determine that the corporation lacks the cash resources to honor all the exercised dissenters' rights or that it would be imprudent to do so.

         All stockholders of Engineering and Materials who desire to consider whether their dissenters' rights should be exercised should carefully read the relevant portions of Section 1091 of the Oklahoma General Corporation Act that will accompany the notice of the special meeting of stockholders. You should especially be alert to the requirement that if you wish to assert your dissenters' rights, you must deliver to the corporation, before the vote is taken, written notice of your intent to demand payment for your shares if the merger is approved. You must not vote your shares in favor of, or consent in writing to, the merger, although you will not lose your dissenter's rights by failing to vote. Other procedures are required and will be described in detail in the copy of Oklahoma corporation law that describe dissenters' rights. A mere vote against the merger does not satisfy the requirement of delivering written notice before the meeting of your intent to demand payment for your shares if the proposed merger is effectuated.

Persons  Making  the  Solicitation.
-----------------------------------

         Members of management of Engineering and Materials will solicit proxies for that entity.

         They will solicit proxies by the mails, by telephone, or by personal solicitation. Engineering and Materials will bear the cost of the solicitation.

           Management will vote its shares in accordance with the majority vote of non-management stockholders.

Voting  Securities  and  Principal  Holders  Thereof.
-----------------------------------------------------

         The merger must be approved by an affirmative vote of the holders of a majority of the outstanding shares of common stock of EMTC and of Engineering and Materials.

         There are presently outstanding 600,000 shares of common stock of EMTC, all of which are held of record by SuperCorp. A vote approving the proposed merger  by EMTC is assured by SuperCorp, the sole stockholder of shares of EMTC.

         There are presently outstanding 3,325,000 shares of common stock of Engineering and Materials held of record by 16 stockholders. Each share is entitled to one vote on the proposed merger.

         The record date for determining the right to vote on the proposed merger is the date on the cover of this Prospectus-Proxy Statement for EMTC and for Engineering and Materials.

Security  Ownership  of  Certain  Beneficial  Owners  and  Management.
----------------------------------------------------------------------

         The following table shows information as of November 30, 2002 with respect to each beneficial owner of more than 5% of each class of voting stock of EMTC, and to each of the officers and directors of EMTC individually and as a group, and as of the same date with respect to the same persons as adjusted to give effect to the spinoff (600,000 shares) and to the merger:

                                       Common Stock of EMTC Beneficially
                                                    Owned
                                                    -----
                                       Before               After
                                       Spinoff             Spinoff             After  Merger
                                       -------             -------             -------------
                                No. of       % of    No. of      % of       No. of       % of
EMTC                            Shares       Class   shares      Class      shares       Class
----                            ------       -----   ------      -----      ------       -----
SuperCorp  Inc.
201 Robert S. Kerr Ave.,
  Suite  1000
Oklahoma City, OK  73102        600,000      100           0       0(1)           0        0(1)

John  E.  Adams
1205  Tedford
Oklahoma City, OK 73116         600,000(2)   100      40,488     6.7         40,488      0.67

Thomas  J.  Kenan
212  Northwest  18th
Oklahoma City, OK 73103         600,000(2)   100      40,488     6.7        124,488(3)   2.1

Ronald  D.  Wallace
530 North Saint Mary's Lane
Marietta,  GA   30064           600,000(2)   100      40,488     6.7         40,488      0.67

T.E.  King  II
330 The Village Drive #211
Redondo  Beach,  CA   90277     600,000(2)    100     40,488     6.7         40,488      0.67

George  W.  Cole
3535 Northwest 58th, Suite 770
Oklahoma  City,  OK   73112     600,000(2)    100     41,446     6.9         41,446(4)   0.69

Officers and Directors as
 a Group (1  person)            600,000       100    203,398    33.9        287,398      4.8

-------------------------------------------------------------------

(1) After allocating one share of common stock of EMTC for each 11.164 shares of common stock of SuperCorp, SuperCorp will have 47 shares available for rounding up fractional shares.

(2) These shares are attributed to this person through his position as a director of SuperCorp. SuperCorp owns 600,000 shares of common stock of EMTC. This person shares with the other directors of SuperCorp the voting and investment power over SuperCorp's stock in EMTC.

(3) These shares would be owned by the Marilyn C. Kenan Trust. This trust is under the control of Marilyn C. Kenan, its sole trustee and sole beneficiary for her life. Mrs. Kenan is the spouse of Thomas J. Kenan, an officer and director of SuperCorp. Mr. Kenan disclaims any beneficial interest in shares of capital stock of the company owned by this trust, which is a testamentary trust established in the 1980s by the estates of her deceased parents. This trust would receive 40,488 shares of common stock of EMTC in the spinoff. Mr. Kenan provides legal services to EMTC and to SuperCorp. The Marilyn C. Kenan Trust also owns 51,722 shares of common stock of Engineering and Materials, which shares were donated to it by Thomas J. Kenan, which shares will convert into 84,000 shares of common stock of EMTC in the merger, should the merger be approve by the shareholders of Engineering and Materials.

(4) These spinoff shares are attributed to Mr. Cole through the holdings of 462,706 shares of common stock of SuperCorp held by his spouse, Marjorie J. Cole - 452,006 shares, the Cole Family Limited Partnership
         - 1,500 shares, Mr. Cole - 1,600 shares, Marjorie J. Cole and George W. Cole -1,600 shares, George W. Cole and a son, George B. Cole - 1,500 shares, George W. Cole and a daughter, Margaret A. Cole - 1,500 shares, Marjorie J. Cole and a son, George B. Cole - 1,500 shares, and Marjorie
         J. Cole and a daughter, Margaret A. Cole - 1,500 shares. Mr. Cole disclaims any beneficial ownership in shares of capital stock of EMTC owned by his spouse.

         The following table shows information as of November 30, 2002 with respect to each beneficial owner of more than 5% of each class of voting stock of EMTC and of Engineering and Materials, and to each of the officers and directors of EMTC and of Engineering and Materials, individually and as a group, and as of the same date with respect to the same persons as adjusted to give effect to the merger (6,000,000 shares):

                                                 Common  Stock Beneficially Owned
                                                 --------------------------------
                                     Engineering  and  Materials
                                              Common                        EMTC  Common
                                          Before  Merger                   After  Merger
                                          --------------                   -------------
                                       No. of            % of            No. of        %  of
Engineering  and Materials             Shares            Class           Shares        Class
-------------------------              ------            -----           ------        -----
John  A.  Harcourt
12016  Thornridge  Road                2,429,097         73.1%           3,945,000     65.8%
Oklahoma  City,  OK  73120

Steve  O.  Godwin                              0            0                    0        0
2631  N.W.  65th  Street
Oklahoma  City,  OK  73116

Robert  J.  Stone  Sr.                     6,157            *               10,000        *
1329  S.W.  71st  Terrace
Oklahoma  City,  OK  73159

James  A.  Hill,  M.D.                    12,315            *               20,000        *
5000  Brettshire  Way
Oklahoma  City,  OK  73142

Officers  and  Directors               2,447,569         73.6%           3,975,000     66.3%
as  a  group  (4  persons)

---------------------------------------------

         *  Less  than  one  percent.

Directors,  Executive  Officers  and  Significant  Employees.
-------------------------------------------------------------

         Set forth below are the names and terms of office of each of the directors, executive officers and significant employees of EMTC and of Engineering and Materials and a description of the business experience of each.

         EMTC  International,  Inc.
         --------------------------

                                                                           Office Held  Term of
            Person                   Office                                   Since     Office
            ------                   ------                                   -----     ------
George W. Cole, 76                   President, Secretary, Treasurer and       2002      2003
                                     Director

         Engineering  and  Materials  Technology  Corporation  ("Engineering and Materials").
         ------------------------------------------------------------------------------------
                                                                           Office Held  Term of
            Person                   Office                                   Since     Office
            ------                   ------                                   -----     ------
John  Harcourt,  57                  Chief  Executive  Officer                 1989       2003
                                     Director  (Chairman)                      1989       2003
Steve  Godwin,  40                   Chief  Financial  Officer                 2001       2003
Robert  Stone,  75                   Secretary,  Treasurer                     1989       2003
                                     Director                                  1989       2003
James  Hill,  M.D.,  67              Director                                  2001       2003

         Business  Experience:

         EMTC.
         -----

         George W. Cole. Mr. Cole has been active in the securities business since 1956. Since 1995 Mr. Cole has been employed as a Series 7 registered representative with Dominion Investors Services, Inc., a registered broker-dealer firm. Mr. Cole devotes only incidental time to the affairs of EMTC International, Inc.

         Engineering  and  Materials.
         ----------------------------

         John Harcourt. Mr. Harcourt received two bachelor of science degrees, one in metallurgical engineering and the other in engineering from the University of Oklahoma in 1968 and 1970. He has served as a metallurgical consultant for the United States Air Force and as a consultant to government and industry since 1968. He was a co-founder of Engineering and Materials in 1973 and has been employed by it since inception. His credentials include consultation and forensic analysis for the United States Department of Transportation Safety Institute, serving as a Model Instructor in the divisions of Motor Carrier, Railroad, Hazardous Materials, Aircraft, Marine and Pipeline. Mr. Harcourt is a member of the American Institute of Mining, Metallurgical and Petroleum Engineers (past Chairperson); American Society for Metals (Chairperson 1978, 1979); American Society for Testing and Materials; National Association of Corrosion Engineers; American Society for Non-destructive Testing; Society of Automotive Engineers; and the Association for the Advancement of Automotive Medicine. He has authored many scientific publications. Mr. Harcourt devotes his full time to the business of Engineering and Materials.

         Steve Godwin. Mr. Godwin received a bachelor of business administration degree from the University of Oklahoma in 1983. He became a certified public accountant in 1986. He was employed as an accountant from 1983 until 1987 by Foster, Dickinson & Co., certified public accountants. From 1987 to 1991 he was employed as a controller in Dallas, Texas by H.D. Vest Investment Services, Inc., an NASD-member broker-dealer. Mr. Godwin has been employed since July 2000 in Oklahoma City, Oklahoma by Benchmark Global Capital, Inc., an international business consulting firm, as its chief financial officer. Mr. Godwin devotes less than five percent of his time to the affairs of Engineering and Materials.

         Robert Stone. Mr. Stone has been employed by Engineering and Materials since 1981 and is presently its Senior Metallurgist. As Senior Metallurgist, he investigates failures and problems in the petroleum industry for major oil companies. He has consulted for clients such as Texaco, Nabor Drilling, Apache Corporation, Parker Drilling, Kerr McGee, and Cudd Pressure Control. He has acted as a third-party investigator for governmental clients such as Tinker Air Force Base in Oklahoma City. His team has consulted with domestic companies such as CMI, Gulf Stream America, Cessna and Coleman Co. and foreign entities from the Austrian Air Force to Chinese petroleum hardware manufacturers. He has held the status of Senior Metallurgist for the Federal Aviation Administration and the Department of Defense. Mr. Stone devotes 100 percent of his time to his employment with Engineering and Materials.

         James A. Hill, M.D. Dr. Hill attended the School of Pharmacy at the University of Oklahoma from 1956 through 1959 and earned his degree of Doctor of Medicine from the University of Oklahoma School of Medicine in 1963. Dr. Hill has maintained a successful medical and surgical practice since 1964. In the past twenty years, Dr. Hill has specialized in cosmetic surgery. He is a senior member of the American Medical Association and a Fellow of the American Academy of Cosmetic Surgery.

Remuneration  of  Directors  and  Officers.
-------------------------------------------

         EMTC.
         -----

         Mr. Cole, the sole officer and director of EMTC, has received and is receiving no compensation for his services for the company. No compensation is proposed to be paid to any officer or director of the company prior to the proposed merger with Engineering and Materials.

         Engineering  and  Materials.
         ----------------------------

         The directors of Engineering and Materials receive no compensation for their services as directors. The officers of Engineering and Materials received from it an aggregate of $240,000 of compensation in the last fiscal year for their services in all capacities. Should the merger be effected, the pre-merger officers and directors of Engineering and Materials shall become the officers and directors of the post-merger company with no changes in their compensation. Further, Thomas J. Kenan, a director and secretary of SuperCorp, as well as its legal counsel, shall be an "advisory director" of the post-merger company. Mr. Kenan was issued 51,722 shares of common stock of Engineering and Materials in February 2002 in exchange for $15,000 of his $40,000 legal fees. Mr. Kenan's position as an "advisory director" is a non-compensated position.

         The following sets forth the remuneration received in the last three fiscal years by Mr. Harcourt, the president of Engineering and Materials, in all capacities. No other officer or employee has received total remuneration of $100,000 or more in any of such years.

                                                                     Long  Term  Compensation
                                                                     ------------------------
                                              Awards
                                         ----------------------
     Annual  Compensation                               Securities
    -------------------                                 ----------
                                                        Underlying        Payouts
                                                        ----------        -------
                           Other Annual  Restricted     Options/     LTIP      All  Other
                           ------------  ----------     --------     ----      ----------
Year     Salary   Bonus    Compensation  Stock Awards   SARS         Payouts   Compensation
----     ------   -----    ------------  ------------   ----         -------   ------------
2001     $192,000    0          0                 0         0          0               0
2000     $325,000    0          0                 0         0          0               0
1999     $240,000    0          0                 0         0          0               0

         Until 2001, Mr. Harcourt was the sole owner of capital stock in Engineering and Materials. It was his practice to take a year-end bonus equal to most of the net profits of the company. Starting in 2002, he receives a salary of $180,000.

         Employment  Contracts.
         ----------------------

         Engineering and Materials has no employment contracts with any employees.

         Stock  Options.
         ---------------

         Engineering and Materials has no stock option plan, but EMTC has adopted one, which shall survive the merger, the major provisions of which Plan are as follows:

         Options granted under the plan may be "employee incentive stock options" as defined under Section 422 of the Internal Revenue Code or non-qualified stock options, as determined by the option committee of the board of directors at the time of grant of an option. The plan enables the option committee of the board of directors to grant up to two million stock options to employees and consultants from time to time. The option committee has granted no options to any person.

Certain  Relationships  and  Related  Transactions.
---------------------------------------------------

         SuperCorp, which owns 100 percent of the outstanding common stock of EMTC, is a "parent" of EMTC. The directors of SuperCorp may be deemed to be "parents" of EMTC by reason of their control of SuperCorp. The percentage of voting securities of SuperCorp owned by its directors is as follows:

                  Director                   Percentage
                  --------                   ----------
                  George  W.  Cole             6.9%
                  John  E.  Adams              6.7%
                  T.E.  King  II               6.7%
                  Thomas  J.  Kenan            6.7%
                  Ronald  D.  Wallace          6.7%

         EMTC'S  Transactions  With  Its  Promoters.
         -------------------------------------------

         SuperCorp and its directors - John E. Adams, Thomas J. Kenan, George W. Cole, T.E. King II and Ronald D. Wallace - took the initiative in organizing EMTC and may be deemed to be the promoters of EMTC and the transaction with Engineering and Materials. SuperCorp purchased 600,000 shares of common stock of EMTC at $0.001 a share. Each director will receive shares of common stock of EMTC in the spinoff, all as set forth above under "Transactions with Insiders" and "Management Information - Security Ownership of Certain Beneficial Owners and Management."

         Engineering  and  Materials'  Transactions  With  Management.
         -------------------------------------------------------------

         Engineering and Materials leases from its president, John Harcourt, 2,700 square feet of office space in Oklahoma City at 902 Northwest 59th Street, Oklahoma City, Oklahoma 73118. The rental is $8.89 a square foot a year. Engineering and Materials believes this is a fair market value for office space compared with similar property in Oklahoma City.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Thomas J. Kenan, Esquire, counsel to EMTC and a director of SuperCorp, is named in this Prospectus-Proxy Statement as having given an opinion on legal matters concerning the registration or offering of the securities described herein. Mr. Kenan's spouse, Marilyn C. Kenan, is the trustee and sole beneficiary of the Marilyn C. Kenan Trust, a testamentary trust that presently owns 51,722 shares of common stock of Engineering and Materials. It also is the beneficial owner of 452,006 shares of common stock of SuperCorp. By reason of these ownerships, the trust shall become the beneficial owner of 124,488 shares of EMTC by way of the merger and SuperCorp's distribution of the 600,000 spinoff shares to its stockholders. Mr. Kenan disclaims any beneficial ownership in the securities beneficially owned by his spouse's trust.

                                    EXPERTS

         The  financial statements of EMTC and the balance sheets of Engineering and Materials Technology Corporation as of December 31, 2001, and 2000, and the related statements of income, stockholders' equity, and cash flows for the two years ended December 31, 2001 included in this prospectus have been audited by Buxton & Cloud, P.C., independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                INDEMNIFICATION

         Under  Oklahoma  corporation   law,  a  corporation  is  authorized  to
indemnify officers, directors, employees and agents who are parties or threatened to be made parties to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the corporation or are or were acting in the same capacity for another entity at the request of the corporation. Such indemnification includes reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

         With  respect  to  any  criminal  action   or  proceeding,  these  same
indemnification authorizations apply if these persons had no reasonable cause to believe their conduct was unlawful.

         In the case of any action by the corporation against such persons, the corporation is authorized to provide similar indemnification, but if any such persons should be adjudged to be liable for negligence or misconduct in the performance of duties to the corporation, the court conducting the proceeding must determine that such persons are nevertheless fairly and reasonably entitled to indemnification.

         To the extent any such persons are successful on the merits in defense of any such action, suit or proceeding, Oklahoma law provides that they shall be indemnified against reasonable expenses, including attorney fees. A corporation is authorized to advance anticipated expenses for such suits or proceedings upon an undertaking by the person to whom such advance is made to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

         Indemnification and payment of expenses provided by Oklahoma law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to under any by-law, agreement, or vote of stockholders or disinterested directors. In such regard, an Oklahoma corporation may purchase and maintain liability insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation.

         As a result of such corporation law, Engineering and Materials or, should the proposed merger become effective, EMTC may, at some future time, be legally obligated to pay judgments (including amounts paid in settlement) and expenses in regard to civil or criminal suits or proceedings brought against one or more of its officers, directors, employees or agents, as such, with respect to matters involving the proposed merger or, should the merger be effected, matters that occurred prior to the merger with respect to Engineering and Materials.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Changes in and Disagreements With Accountants On Accounting and Financial Disclosures.
--------------------------------------------------------------------------------

            There have been no charges in or disagreements with independent accountants on accounting and financial disclosures by either of EMTC or Engineering and Materials.


                           FINANCIAL STATEMENTS INDEX

         The financial statements of EMTC and of Engineering and Materials appear as follows:

EMTC  International,  Inc.
         Independent  Auditors'  Report                                     F-1
         Balance  Sheets  at  March  13,  2002                              F-2
         Statements  of  Operations  for  the  period  from  inception
                  (March  12,  2002)  to  March  13,  2002                  F-3
         Statements  of  Cash  Flows  for  the  period  from  inception
                  (March  12,  2002)  to  March  13,  2002                  F-4
         Notes  to  Financial  Statements                                   F-5

         Balance  Sheet  Septemner  30,  2002                               F-7
         Statements  of  Operations  for  the  period  from  inception
                  (March  12,  2002)  to  September  30,  2002              F-8
         Statements  of  Cash  Flows  for  the  period  from  inception
                  (March  12,  2002)  to  September  30,  2002              F-9
         Notes  to  Financial  Statements  September  30,  2002            F-10


Engineering  and  Materials  Technology  Corporation

         Independent  Auditors'  Report                                    F-12
         Balance  Sheets  at  December  31,  2001  and
                  December  31, 2000                                       F-13
         Statements  of  Operations  for  the  years  ended
                  December  31,  2001  and  December  31,  2000            F-14
         Statements  of  Cash  Flows  for  the  years  ended
                  December  31,  2001  and  December  31,  2000            F-15
         Statements  of  Stockholders'  Equity
                  for  the  years  ended  December  31,  2001  and
                  December  31,  2000                                      F-16
         Notes  to  Financial  Statements                                  F-17

         Balance  Sheet  at  September  30,  2002  and  2001(unaudited)    F-22
         Statements  of  Operations  for  the  periods  ended
                  September 30, 2002 and September 30, 2001 (unaudited)    F-23
         Statement  of  Cash  Flows  for  the  periods  ended
                  September 30, 2002 and September 30, 2001 (unaudited)    F-24
         Statement  of  Changes  in  Stockholders'  Equity  for  the
                  nine  months  ended  September  30,  2002  and  2001     F-26

         Notes  to  Financial  Statements                                  F-27

                          INDEPENDENT AUDITORS' REPORT



To  the  Director  and  Stockholders
  EMTC  International,  Inc.


         We have audited the balance sheet of EMTC International, Inc., a majority-owned subsidiary of SuperCorp, Inc. and a development stage company, as of March 13, 2002, and the related statements of operations and cash flows for the one day then ended. This balance sheet is the responsibility of the company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of EMTC International, Inc. as of March 13, 2002, and the results of its operations and cash flows for the one day then ended in conformity with accounting principles generally accepted in the United States of America.

                                           /s/  Buxton  &  Cloud,  P.C.

                                           BUXTON  &  CLOUD,  P.C.

Oklahoma  City,  Oklahoma
April  1,  2002

                            EMTC INTERNATIONAL, INC.
                            ------------------------
                          (A Development Stage Company)

                                  BALANCE SHEET

                              AS OF MARCH 13, 2002

ASSETS
    Cash  -  on  deposit  in  trust  account                               $550
                                                                           ----


                                                                           $550
                                                                           ====


STOCKHOLDER'S  EQUITY

    Preferred  stock  -  Authorized  10,000,000  shares,
        $0.001  par  value  -  none  issued                                $  0
    Common  stock  -  40,000,000  shares  authorized,
        $0.001 par value, 600,000 shares issued and outstanding             600
      Accumulated  deficit                                                  (50)
                                                                           ----

                                                                           $550
                                                                           ====





        The accompanying notes are an integral part of these statements.

                            EMTC INTERNATIONAL, INC.
                            ------------------------
                          (A Development Stage Company)

                            STATEMENT OF OPERATIONS

                 FOR THE PERIOD FROM INCEPTION (March 12, 2002)
                                       TO
                                 MARCH 13, 2002

Revenue                                                                   $   0
Organizational  expense                                                      50
                                                                          -----
    Loss  from  operations                                                $(50)
                                                                          =====

Primary  and  fully  diluted  earnings  per  share                        Nil







       The  accompanying  notes  are  an  integral  part  of  these statements .

                            EMTC INTERNATIONAL, INC.
                            ------------------------
                          (A Development Stage Company)

                            STATEMENT OF CASH FLOWS

                 FOR THE PERIOD FROM INCEPTION (March 12, 2002)
                                       TO
                                  MARCH 13,2002


Net  Loss                                                              $   (50)
                                                                       -------

         Net  cash  used  in  operations                                   (50)
                                                                       -------

Cash  flows  from  investing  activities
         Net  cash  flows  from  investing  activities                       0
                                                                       -------


Cash  flows  from  financing  activities
Cash  received  for  stock                                                 600
                                                                       -------
         Net  cash  flows  from  financing  activities                     600
                                                                       -------

Net  change  in  cash                                                      550

Cash  at  beginning  of  period                                              0
                                                                       -------

Cash  at  end  of  period                                              $   550
                                                                       =======


Cash  paid  for  interest                                              $     0

Cash  paid  for  income  taxes                                         $     0



        The accompanying notes are an integral part of these statements .

                            EMTC INTERNATIONAL, INC.
                            ------------------------
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                              AS OF MARCH 13, 2002
                              --------------------


(1)       ORGANIZATION

          EMTC International, Inc. (the Company) was organized in accordance with the General Corporation Act of the State of Oklahoma on March 12, 2002, for the purpose of merging with Engineering and Materials Technology Corporation (Engineering and Materials), an Oklahoma corporation. The Company has no significant business operations or significant capital and has no intention of engaging in any active business until it merges with Engineering and Materials. Should the merger not occur, the Company would seek other business opportunities, and if none were found, could be dissolved within 18 months by a vote of the majority of its common stockholders. The company is a development-stage company organized for the merger described below.

          The sole officer and director of the Company is a stockholder, president and director of SuperCorp Inc., the Company's parent.

          Stock of the Company is owned 100 percent by SuperCorp Inc. The 100 percent of the stock owned by SuperCorp Inc. will be distributed to its stockholders upon the effectiveness of the registration statements to be filed with the Securities and Exchange Commission and after a favorable vote of SuperCorp's directors on the proposed merger. The distributed stock will initially be held in escrow according to an Escrow Agreement dated March 13, 2002, among SuperCorp Inc., the Company, and BancFirst, an Oklahoma banking corporation, of Oklahoma City, Oklahoma.

(2)       MERGER  AGREEMENT

          The Company agreed on March 13, 2002, to merge with Engineering and Materials. Engineering and Materials is an operating company in the business of providing an array of engineering and consulting services related to equipment failure analysis, accident investigation, and quality control assurance testing and monitoring. The Company will be the surviving corporation (Survivor), but Engineering and Materials will elect all directors and officers of the Survivor. All currently outstanding stock of Engineering and Materials in the hands of its stockholders will be cancelled and converted into 5,400,000 shares of Common Stock of the Company when the merger is effective. The merger of Engineering and Materials and the Company should qualify as a nontaxable reorganization under the tax laws of the United States.

          The merger is contingent upon the effectiveness of the registration statements, and upon the stockholders of the Company and Engineering and Materials approving the proposed merger. Because the Company is only a corporate shell and not an operating entity, the proposed merger will be accounted for as if Engineering and Materials recapitalized. Additionally, the historical financial statements for the Company prior to the merger will be those of Engineering and

Materials. Upon completion of the proposed merger, Engineering and Materials will own 5,400,000 shares of Common Stock of the Company or 90% of its voting shares. The fiscal year of the Company will be December 31.

                            EMTC INTERNATIONAL, INC.
                            -----------------------
                          (A Development Stage Company)

                                  BALANCE SHEET
                                  -------------
                            AS OF SEPTEMBER 30, 2002
                            ------------------------

ASSETS
    Cash  -  on  deposit  in  trust  account                               $550
                                                                           ----


                                                                           $550
                                                                           ====

STOCKHOLDER'S  EQUITY

    Preferred  stock  -  Authorized  10,000,000  shares,
        $0.001  par  value  -  none  issued                                $  0
    Common  stock  -  40,000,000  shares  authorized,
        $0.001  par  value,  600,000  shares  issued  and
        outstanding                                                         600
      Accumulated  deficit                                                  (50)
                                                                           ----

                                                                           $550
                                                                           ====




        The accompanying notes are an integral part of these statements.

                            EMTC INTERNATIONAL, INC.
                            ------------------------
                          (A Development Stage Company)

                            STATEMENT OF OPERATIONS

                 FOR THE PERIOD FROM INCEPTION (March 12, 2002)
                                       TO
                                SEPTEMBER 30,2002

Revenue                                                                   $   0

Organizational  expense                                                      50
                                                                          -----
    Loss  from operations                                                 $ (50)
                                                                          =====


Primary  and  fully  diluted earnings per share                             Nil


        The accompanying notes are an integral part of these statements .

                            EMTC INTERNATIONAL, INC.
                            -----------------------
                          (A Development Stage Company)

                            STATEMENT OF CASH FLOWS

                 FOR THE PERIOD FROM INCEPTION (March 12, 2002)
                                       TO
                                SEPTEMBER 30,2002


Net  Loss                                                                $ (50)
                                                                         -----

         Net  cash  used  in  operations                                   (50)
                                                                         -----

Cash  flows  from  investing  activities
         Net  cash  flows  from  investing  activities                       0
                                                                         -----


Cash  flows  from  financing  activities
Cash  received  for  stock                                                 600
         Net  cash  flows  from  financing  activities                     600

Net  change  in  cash                                                      550

Cash  at  beginning  of  period                                              0
                                                                         -----

Cash  at  end  of  period                                                $ 550
                                                                         =====

Cash  paid  for  interest                                                $   0

Cash  paid  for  income  taxes                                           $   0



        The accompanying notes are an integral part of these statements .

                            EMTC INTERNATIONAL, INC.
                            -----------------------
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                            AS OF SEPTEMBER 30, 2002
                            ------------------------

(1)  ORGANIZATION

          EMTC International, Inc. (the Company) was organized in accordance with the General Corporation Act of the State of Oklahoma on March 12, 2002, for the purpose of merging with Engineering and Materials Technology Corporation (Engineering and Materials), an Oklahoma corporation. The Company has no significant business operations or significant capital and has no intention of engaging in any active business until it merges with Engineering and Materials. Should the merger not occur, the Company would seek other business opportunities, and if none were found, could be dissolved within 18 months by a vote of the majority of its common stockholders. The company is a development-stage company organized for the merger described below.

          The sole officer and director of the Company is a stockholder, president and director of SuperCorp Inc., the Company's parent.

          Stock of the Company is owned 100 percent by SuperCorp Inc. The 100 percent of the stock owned by SuperCorp Inc. will be distributed to its stockholders upon the effectiveness of the registration statements to be filed with the Securities and Exchange Commission and after a favorable vote of SuperCorp's directors on the proposed merger. The distributed stock will initially be held in escrow according to an Escrow Agreement dated March 13, 2002, among SuperCorp Inc., the Company, and BancFirst, an Oklahoma banking corporation, of Oklahoma City, Oklahoma.

(2)  MERGER  AGREEMENT

          The Company agreed on March 13, 2002, to merge with Engineering and Materials. Engineering and Materials is an operating company in the business of providing an array of engineering and consulting services related to equipment failure analysis, accident investigation, and quality control assurance testing and monitoring. The Company will be the surviving corporation (Survivor), but Engineering and Materials will elect all directors and officers of the Survivor. All currently outstanding stock of Engineering and Materials in the hands of its stockholders will be cancelled and converted into 5,400,000 shares of Common Stock of the Company when the merger is effective. The merger of Engineering and Materials and the Company should qualify as a nontaxable reorganization under the tax laws of the United States.

          The merger is contingent upon the effectiveness of the registration statements, and upon the stockholders of the Company and Engineering and Materials approving the proposed merger. Because the Company is only a corporate shell and not an operating entity, the proposed merger will be accounted for as if Engineering and Materials recapitalized. Additionally, the historical financial statements for the Company prior to the merger will be those of Engineering and

Materials. Upon completion of the proposed merger, Engineering and Materials will own 5,400,000 shares of Common Stock of the Company or 90% of its voting shares. The fiscal year of the Company will be December 31.

INDEPENDENT  AUDITOR'S  REPORT

To the Board of Directors and Stockholders of Engineering and Materials Technology Corporation


We have audited the accompanying balance sheets of Engineering and Materials Technology Corporation (an Oklahoma corporation) as of December 31, 2001 and 2000, and the related statements of operations, cash flows, and stockholders equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Engineering and Materials Technology Corporation as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/  Buxton  &  Cloud,  P.C.

BUXTON  &  CLOUD,  P.C.
Oklahoma  City,  Oklahoma

February  22,  2002
Except  for  Note  G,  which  is  dated  March  27,  2002

                Engineering and Materials Technology Corporation
                                 Balance Sheets

                        As of December 31, 2001 and 2000

                                                              2001      2000
                                                            --------  ---------
                            ASSETS

Current  Assets
Cash                                                        $ 71,592   $ 59,768

Accounts Receivable, net of allowance for doubtful.
  accounts of $15,682 and $21,756 respectively               246,671     88,553
Income  Taxes  Receivable                                     24,276     24,276
                                                            --------   --------

  Total  Current  Assets                                     342,539    172,597

Property and Equipment, net of accumulated depreciation       71,044     24,866

Unbilled revenue                                              80,661    210,724

Deferred  Taxes  -  noncurrent                                 3,326      1,940
                                                            --------   --------

Total  Assets                                               $497,570   $410,127
                                                            ========   ========


             LIABILITIES  AND  STOCKHOLDERS'  EQUITY

Current  Liabilities

Accounts  Payable                                           $ 81,219   $ 33,199
Accrued  Interest  Payable                                     1,215      2,626
Accrued  Liabilities                                          16,390          0
Accrued  Income  Taxes                                       106,822     46,242
Unearned  Revenue                                             20,000      6,831
Deferred  Taxes  -  current                                   16,642     67,390
Current  Portion  of  Long-Term  Debt                         21,189     24,237
                                                            --------   --------

  Total  Current  Liabilities                                263,477    180,525

Long-Term  Debt,  net  of  current  portion                        0     24,560
                                                            --------   --------

  Total  Liabilities                                         263,477    205,085
                                                            --------   --------


Stockholder's  Equity

Preferred  stock,  par  value  $0.0001,
  10,000,000  shares authorized,  none  issued
Common stock, par value $0.0001, 50,000,000 shares

  authorized, 3,325,000 shares issued and outstanding            333        333

Additional  paid  in  capital  in  excess  of  par            41,846     41,846
Retained  Earnings                                           191,914    162,863
                                                            --------   --------

  Total  Stockholder's  Equity                               234,093    205,042
                                                            --------   --------


Total  Liabilities  and  Stockholder's Equity               $497,570   $410,127
                                                            ========   ========






   The  accompanying  notes  are an integral part of these financial statements.

                Engineering and Materials Technology Corporation
                            Statements of Operations
                 For the Years Ended December 31, 2001 and 2000


                                                            2001        2000
                                                         ----------  ----------
Engineering  Revenues                                    $  745,265  $1,071,236

Case  Expenses                                              158,603     155,519
General  and  Administrative                                545,413     776,515
Depreciation  Expense                                        10,445      11,877
                                                         ----------  ----------

  Total  Operating  Expenses                                714,461     943,911
                                                         ----------  ----------


  Income  from  Operations                                   30,804     127,325
                                                         ----------  ----------


Other  Income  (Expense)
  Interest  Expense                                          (4,031)     (4,917)
  Gain  on  Sale  of  Assets                                 10,724           0
                                                         ----------  ----------


    Income  Before  Income  Tax                              37,497     122,408
                                                         ----------  ----------

Provision  for  Income  Taxes

  Current                                                    60,580      46,242
  Deferred                                                  (52,134)     (7,873)
                                                         ----------  ----------

  Total  Income  Taxes                                        8,446      38,369
                                                         ----------  ----------

Net  Income                                              $   29,051  $   84,039
                                                         ==========  ==========



Primary  and Diluted Earnings per Share                  $    0.008  $    0.025




   The accompanying notes are an integral part of these financial statements.

                Engineering and Materials Technology Corporation
                            Statements of Cash Flows

                 For the Years Ended December 31, 2001 and 2000

                                                           2001        2000
                                                        ----------  -----------
Cash  Flows  From  Operating  Activities

Net  income  (loss)                                     $   29,051   $   84,040
                                                        ----------   ----------

Adjustments to reconcile net income (loss) to net
cash  provided  (used)  by  operating  activities
Depreciation  and  amortization                             10,445       11,877
(Gain)  loss  on  disposal  of  property                   (10,723)           0
Deferred  income  taxes                                    (52,134)      (7,873)
(Increase)  decrease  in  accounts  receivable            (152,044)     (77,774)
Provision  for  losses  on  accounts  receivable           (18,221)      24,864
Increase  (decrease)  in  accounts  payable                 48,020       (8,710)
Increase  (decrease)  in  income  taxes  payable            60,580       46,242
(Increase)  decrease  in  unearned  revenue                 13,169       (5,757)
(Increase)  decrease  in  other  assets                    142,210       (6,792)
Increase  (decrease)  in  interest  payable                 14,979       (1,962)
                                                        ----------   ----------

Total  adjustments                                          56,281      (25,885)
                                                        ----------   ----------

Net  Cash  Provided  by  Operating  Activities              85,332       58,155
                                                        ----------   ----------


Cash  Flows  From  Investing  Activities

Cash  payments  for  the  purchase  of  property           (63,000)     (1,396)
Proceeds  from  disposal  of  property                      17,100           0
                                                       -----------   ---------

Net  Cash  Provided  (Used)  by  Investing  Activities     (45,900)     (1,396)
                                                       -----------   ---------

Cash  Flows  From  Financing  Activities

Principal  payments  of  long-term  debt                   (27,608)    (21,275)
                                                       -----------   ---------

Net  Cash  Provided  (Used)  by  Financing  Activities     (27,608)    (21,275)
                                                       -----------   ---------


Net increase (decrease) in cash and equivalents             11,824      35,484

Cash  and  equivalents,  beginning  of  year                59,768      24,284
                                                       -----------   ---------

Cash  and  equivalents,  end  of  year                 $    71,592   $  59,768
                                                       ===========   =========


Supplemental  Disclosures
-------------------------
Cash  Paid  During  the  Year  for:
Interest                                               $     5,442  $     6,116
Income  taxes                                          $         0  $         0



   The accompanying notes are an integral part of these financial statements.

                Engineering and Materials Technology Corporation
                        Statement of Stockholder's Equity
                 For the Years Ended December 31, 2001 and 2000


                                                   Additional
                                                     Paid-in    Retained
                                 Shares    Amount    Capital    Earnings    Total
                                ---------  ------  ----------  ---------  ----------
Balance, December 31, 1999      3,325,000  $  333    $ 41,846   $  78,824  $ 121,003

Net income, December 31, 2000                                      84,039     84,039
                                ---------  ------    --------   ---------  ---------

Balance,  December  31,  2000   3,325,000     333      41,846     162,863    205,042


Net income, December 31, 2001                                      29,051     29,051
                                ---------  ------    --------   ---------  ---------

Balance, December 31, 2001      3,325,000  $  333    $ 41,846   $ 191,914  $ 234,093
                                =========  ======    ========   =========  =========





        The accompanying notes are an integral part of these statements.

                Engineering and Material Technology Corporation
                          Notes to Financial Statements
                 For the years ended December 31, 2001 and 2000

Note  A  -  Organization  and  Operations

Engineering and Materials Technology Corporation (dba EMTEC) was originally incorporated under the laws of the State of Oklahoma as Southwest Metallurgical Consultants, Inc. on June 25, 1973. After several years of operations, we changed our name to Engineering and Materials Technology Corporation on March 28, 1980. Our principal offices are in Oklahoma City, OK.

We provide metallurgical engineering and testing services and litigation support services to customers nation-wide. Our litigation support services consist primarily of forensic testing and analysis of child safety seats.

Note  B  -  Summary  of  Significant  Accounting  Policies

Revenue  Recognition

We derive substantially all our revenues from professional service contracts with customers. These service revenues are primarily fee-based. Revenue is recognized on a billable time and expense basis as work by employees and subcontractors progresses. Retainers are applied to billable time and expense as the work progresses. Retainer deposits are not refundable.


Unbilled  Revenue

We record revenue on unbilled work in progress as work is performed to better match revenue with expense. Unbilled revenue consists of revenue earned to date, less actual billings in the current and earlier periods. Periodically we receive a retainer to be applied to future services performed. The unbilled revenue is reduced by applying these retainer receipts. Any excess is classified as unearned revenue until billed or the work is performed.

We commonly invoice all unbilled revenue at the completion of a contract, although under certain contracts we do present interim billings. Under certain circumstances, billings are later adjusted downward through agreement with our clients. Therefore, we have included a provision for estimated uncollectible amounts of unbilled revenue in these statements of $31,365 and $43,512 as of December 31, 2001 and 2000, respectively.

The majority of our billings coincide with the Federal District Court sessions, which occur in the spring and fall. Our billings are dependent on when a case is brought to trial, which may be several years from the date of our engagement. An analysis of our unbilled revenue reveals that amounts remaining in unbilled revenue at the end of a period are commonly over one year old. Therefore, unbilled revenue is classified as non-current in these financial statements.

Unbilled revenue  aging  at  December  31,  2001  and  2000  was  as  follows:

Year  End                     Year Revenue Recognized
---------                     -----------------------
                         1998    1999       2000      2001       Total    Allowance     Net
                        -----  --------  ---------  --------   ---------  ---------  ---------
December  31,  2000     $ 500  $ 19,937  $ 233,799             $ 254,236  $(43,512)  $ 210,724

December  31,  2001                      $  12,881  $  99,145  $112,026   $(31,365)  $  80,661


Allowance  for  Estimated Uncollectible Accounts Receivable and Unbilled Revenue

Based on historical data, the company has found that the actual write offs during the accounting period have been found to closely resemble a percentage of sales. This percentage is used to state accounts receivable and unbilled revenue at net realizable value, which accurately reflects both the asset and expense accounts within the financial statements. Historically 2.3% of revenues end up as uncollectible.

                Engineering and Material Technology Corporation
                          Notes to Financial Statements
                 For the years ended December 31, 2001 and 2000

Property  and  Equipment

Property and equipment is stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of five to seven years. Maintenance, repairs, and renewals, which do not materially add to the value of an asset or appreciably prolong its life, are charged to expense as incurred.

We review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amounts of an asset may not be recoverable. In our opinion, no such events or changes in circumstances have occurred.

Income  Taxes

We follow SFAS Statement No. 109, "Accounting for Income Taxes," pursuant to which the liability method is used in accounting for taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and regulations that will be in effect when the differences are expected to reverse.

Common  Stock

On October 8, 2001, we filed amended articles of incorporation with the State of Oklahoma which amended our authorized capital stock. Authorized capital stock as shown on the balance sheet reflects this change. Earnings per share is calculated for all periods presented based upon the newly issued outstanding shares. Our president owns 100% of the outstanding stock both before and after the change. There are no outstanding options or warrants.

Earnings  per  Common  Share

Basis earnings per share has been computed on the basis of weighted average common shares outstanding during each period. Diluted earnings per share is the same as basic earnings per share as we have no outstanding dilutive potential common shares.

Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures; accordingly, actual results could differ from those estimates.

New  Accounting  Pronouncements


In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets". This standard requires companies to stop amortizing existing goodwill and intangible assets with indefinite lives effective for fiscal years beginning after December 31, 2001. Under the new rules, companies would only adjust the carrying amount of goodwill or indefinite life intangible assets upon an impairment of the goodwill or indefinite life intangible assets. The Company will implement these standards effective January 1, 2002. The Company does not have recorded goodwill; therefore; no material impact is expected from this implementation.

In June 2001, FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations. This standard addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. This statement is effective for fiscal years beginning after June 15, 2002. The Company will implement these standards effective January 1, 2003. The Company does not expect a material impact from implementation of this standard.

In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", was issued and is effective for fiscal years beginning after December 15, 2001. SFAS No. 144 addresses

                Engineering and Material Technology Corporation
                          Notes to Financial Statements
                 For the years ended December 31, 2001 and 2000

accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and Accounting Principles Board ("APB") Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business". SFAS No. 144 retains the fundamental provisions of SFAS No. 121 and expands the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. The Company will implement this standard effective January 1, 2002. The Company does not expect a material impact from implementation of this standard.


Note  C  -  Property  and  Equipment

Property  and  equipment  is  comprised  of  the  following  as  of  :

                             Useful     December 31, 2001   December 31, 2000
                              life

Computers                       5          $ 46,351              $ 46,351
Furniture  and  fixtures        7            24,003                24,003
Machinery  and  equipment     7-10          267,662               204,662
Vehicles                        5                 0                11,471
                                           --------              --------

                                            338,016               286,487
  Less  accumulated  depreciation           266,972               261,621
                                           --------              --------

Net  property  and  equipment              $ 71,044              $ 24,866
                                           ========              ========


Depreciation expense totaled $10,445 and $11,877 for the years ended December 31, 2001 and 2000, respectively.

Note  D  -  Notes  Payable

Notes  payable  consisted  of  the  following  as  of:

                                        December 31, 2001    December 31, 2000
Note  payable  to  Small  Business
Administration, interest  at  8.25%,
principal and interest due April 30,
2002;  collateralized  by  the
president's personal  assets               $  21,189            $  42,445

Lease  payable  to  GMAC  Finance,
13%  effective interest,  $284  monthly
payments, due March 2002; collateralized
by  the  vehicle  purchased                        0                6,352
                                           ---------            ---------

                                              21,189               48,797
  Less  current  portion                      21,189               24,237
                                           ---------            ---------
                                           $       0            $  24,560
                                           =========            =========


Aggregate future maturities of long term debt at December 31, 2001 are as follows:

                 Year  ending  December  31,
                 2002                           $  21,189
                 2003                                   0
                 2004                                   0
                 2005                                   0
                 2006                                   0

                Engineering and Material Technology Corporation
                          Notes to Financial Statements
                 For the years ended December 31, 2001 and 2000

Note  E  -  Income  Taxes

Our federal income tax provision (benefit) for the years ended December 31, 2001 and 2000 was $5,504 and $38,369, respectively. A reconciliation between the statutory Federal income tax rate and our effective federal income tax rate is as follows:

                                           2001                          2000
                                           ----                          ----
Statutory  tax  rate                        34%                           34%
Effect  of  graduated  rates               (16.5)                        (10)
Permanent  differences                      10                             1
State                                        6                             6
                                          -----                          ---
                                            33.5%                         31%
                                           =====                         ===

Significant components of our deferred tax assets and liabilities are as follows:

                                        December 31, 2001    December 31, 2000
                                        -----------------    -----------------
Deferred  tax  assets
  Advance  revenue                        $  7,900              $  2,528
  Allowance for uncollectible accounts      18,584                24,149
  Depreciation                               3,326                 1,940
                                          --------              --------
    Total  deferred  tax  assets            29,810                28,617
                                          --------              --------

Deferred  tax  liabilities

  Deferred  revenue                         43,126                94,067
  Depreciation                                   0                     0
                                          --------              --------
    Total  deferred  tax  liabilities       43,126                94,067
                                          --------              --------

Net  deferred  tax  liabilities           $ 13,316              $ 65,450
                                          ========              ========


Note  F  -  Related  Party  Transactions

We have contracted with our President to rent approximately 5,900 square feet of office space in the building he owns. A fair value of rent has been established to be $14 per square foot, consistent with similar leases in this geographic area. These statements reflect $82,600 per year of rent expense paid to him. All repairs and maintenance are paid by the President personally.

Note  G  -  Subsequent  Events

         (1) Effective March 1, 2002, John A. Harcourt, the sole shareholder sold or distributed 895,903 shares of his stock as follows:

    Class                             Shares     Cash and Notes    Compensation
                                                 --------------    ------------
   Company  directors                21,551              -            $ 1,077
------------------------------    ------------   --------------    ------------

   Family  members                  123,148              -                  -
------------------------------    ------------   --------------    ------------

   Employees                          8,619              -                431
------------------------------    ------------   ---------------   ------------

   Legal  Fees                       51,722              -             15,000
------------------------------    ------------   ---------------   ------------

   Unrelated  party                   1,231              -                  -
-----------------------------     ------------   ---------------   ------------

   New  stockholder  group          689,632        $35,000                  -
                                    -------        --------            ------
   Totals                           895,903        $35,000            $16,508
                                    =======        =======            =======

                Engineering and Material Technology Corporation
                          Notes to Financial Statements
                 For the years ended December 31, 2001 and 2000

         The cash and notes reflected above represents $10,000 cash paid directly to the Company's attorney, and a verbal agreement to pay $25,000. Since no additional shares are being issued with respect to these transactions, all amounts are paid-in-capital transactions or stock subscribed.

         (2)  Effective  March  13,  2002, the Company has entered into a merger
agreement  with  EMTC  International,  Inc.,   a   wholly-owned   subsidiary  of
SuperCorp,  Inc.,  an  Oklahoma  corporation.

         A portion of the agreement of merger requires that the management shareholders, who hold approximately 74% of the outstanding stock of the Company, agree to vote their shares to approve or disapprove the proposed merger in accordance with the majority vote of the other stockholders.


         (3) Prior to the Company's agreeing with SuperCorp to effect a spinoff-merger transaction with a to-be-created subsidiary of SuperCorp, the president of the Company met with Thomas J. Kenan, SuperCorp's legal counsel, for the purpose of negotiating the manner of payment of such counsel's required $40,000 in legal fees. After a bargaining session, such counsel agreed to accept 51,722 shares of the Company in exchange for $15,000 of the $40,000 legal fees required to be paid by the Company. Mr. Kenan believes he is not a related party, as he does not represent the Company.

                Engineering and Materials Technology Corporation
                                 Balance Sheets

                        As of September 30, 2002 and 2001

                                     ASSETS
                                                            2002        2001
Current  Assets
Cash                                                     $  73,786   $  114,273
Accounts  Receivable,  net  of  allowance  for
doubtful accounts of $14,270 and $15,397 respectively      283,196       98,860
Prepaid  Expenses  and  Deposits                             3,700        4,161
Income  Taxes  Receivable                                   45,389       24,276
                                                         ---------   ----------

     Total  Current  Assets                                406,071      241,570
                                                         ---------   ----------

Property  and  Equipment,  net  of  accumulated
depreciation of $272,375 and $264,462  respectively          7,349       10,455
Unbilled  Revenue                                                -      134,138
Deferred  taxes  -  noncurrent                               3,550        1,940
                                                         ---------   ----------

     Total  Assets                                       $ 416,970   $  388,103
                                                         =========   ==========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                  LIABILITIES

  Current  Liabilities
  Accounts  Payable                                      $  46,926   $   15,261
  Accrued  Salaries  Payable                                17,725            -
  Accrued  Interest  Payable                                     -          783
  Current  Portion  -  Long  Term  Debt                          -       20,946
  Current  Deferred  Taxes  Payable                         64,487       67,390
  Income  Taxes                                             64,532       50,429
  Unearned  Revenue                                         15,000       12,500
                                                         ---------   ----------

    Total  Current  Liabilities                            208,670      167,309

                              SHAREHOLDERS' EQUITY

Preferred stock, par value $0.0001, 10,000,000
  shares authorized,  none  issued
Common  stock,  par  value  $0.0001,  50,000,000
  shares authorized,  3,325,000  shares  issued
  and  outstanding                                             333          333
Paid  in  Capital                                           88,354       41,846
Stock  Subscribed                                            5,000            -
Stock  Subscribed  Receivable                               (5,000)           -
Retained  Earnings                                         119,613      178,615
                                                         ---------   ----------

       Total  Shareholders'  Equity                        208,300      220,794
                                                         ---------   ----------

       Total  Liabilities  and  Shareholders'  Equity    $ 416,970   $  388,103
                                                         =========   ==========

        The accompanying notes are an integral part of these statements.

                Engineering and Materials Technology Corporation
                            Statements of Operations

              For the nine months ended September 30, 2002 and 2001

                                     ASSETS
                                                            2002        2001
Engineering  Revenues                                    $ 603,436   $  465,687
                                                         ---------   ----------

Case  Expenses                                              73,867       24,790

General  and  Administrative                               594,685      422,380

Depreciation  Expense                                        5,403        8,035
                                                         ---------   ----------

Total  Operating  Expenses                                 673,955      455,205
                                                         ---------   ----------

Income  (Loss)  from  Operations                           (70,519)      10,482

Other  Income  (Expense)

  Interest  Expense                                         (2,264)      (1,265)
  Gain  (Loss)  on  Sale  of  Assets                        (3,000)      10,722
                                                         ---------   ----------
    Income  (Loss)  Before  Income  Taxes                  (75,783)      19,939
                                                         ---------   ----------

       Income  Tax  Expense  (Benefit)                      (3,482)       4,187

Net  Income  (Loss)                                      $ (72,301)  $   15,752
                                                         =========   ==========

Primary and Diluted Earnings (Loss) per Share            $   (0.02)         Nil


        The accompanying notes are an integral part of these statements.

                Engineering and Materials Technology Corporation
                            Statements of Cash Flows
              For the nine months ended September 30, 2002 and 2001

                                     ASSETS
                                                            2002        2001
Cash  Flows  from  Operating  Activities
  Net  income                                            $ (72,301)  $   15,752
                                                         ---------   ----------

  Adjustments to reconcile net income to net cash
  used  by  operating  activities
    Depreciation  and  amortization                          5,403        8,035
    (Gain)  loss  on  disposal  of  property                 3,000      (10,722)
   (Increase)  decrease  in  accounts  receivable          (35,113)      (3,948)
    Provision  for  losses  on  accounts  receivable        (1,412)      (6,359)
    Stock  issued  as  compensation                          1,508            -
    Stock issued by sole shareholder for legal fees         15,000            -
    Proceeds  from  sale  of  stock  by  president
      and  sole   shareholder,  as  legal  fees             10,000            -
    (Increase)  decrease  in  prepaid  expenses             (3,700)      (4,161)
    (Increase)  decrease  in  taxes  receivable            (21,113)           -
    (Increase)  decrease  in  other  assets                 80,661       76,586
    Increase  (decrease)  in  accounts  payable            (34,293)     (17,940)
    Increase  (decrease)  in  unearned  revenue             (5,000)       5,669
    Increase  (decrease)  in  interest  payable             (1,215)      (1,843)
    Increase  (decrease)  in  accrued  salaries             37,725            -
    Increase  (decrease)  in  accrued  liabilities         (16,390)           -
    Increase  (decrease)  in  income  taxes  payable       (42,290)       4,187
    Increase  (decrease)  in  deferred tax liability        47,621            -
                                                         ---------   ----------

    Total  adjustments                                      40,392       49,504
                                                         ---------   ----------

  Net  cash  Used  by  Operating  Activities               (31,909)      65,256
                                                         ---------   ----------

Cash  Flows  from  Investing  Activities

  Proceeds  from  disposal  of  property                    60,000       17,100
  Property  and  equipment  purchases                       (4,708)           -
                                                         ---------   ----------

  Net  Cash  Provided  by  Investing  Activities            55,292       17,100
                                                         ---------   ----------

Cash  Flows  from  Financing  Activities
  Repayment  of  long-term  debt                           (21,189)     (27,851)
                                                         ---------   ----------

Net  Cash  Provided  by  Financing  Activities             (21,189)     (27,851)
                                                         ---------   ----------

    NET  INCREASE  (DECREASE)  IN  CASH                      2,194       54,505

    CASH  AT  BEGINNING  OF  YEAR                           71,592       59,768
                                                         ---------   ----------

    CASH  AT  END  OF  PERIOD                            $  73,786   $  114,273
                                                         =========   ==========

Supplemental  disclosure  of  cash  flow  information

Cash  paid  during  the  period  for:

         Interest                                        $   3,250   $    3,748
         Income  Taxes                                   $  12,300            -


        The accompanying notes are an integral part of these statements.

                Engineering and Materials Technology Corporation
                            Statements of Cash Flows
              For the nine months ended September 30, 2002 and 2001


Supplemental  disclosure  of  stock  transactions
-------------------------------------------------

In  connection  with  noncash  issuance  of  stock,  the  Company  recorded:

         In exchange for 30,170 shares of stock: compensation expense of $1,508.

         In exchange for 51,722 shares of stock: legal fees of $15,000 owed to Thomas J. Kenan.

         In exchange for 116,495 shares of stock: $15,000 stock subscription receivable. $10,000 was paid directly to Mr. Thomas J. Kenan by Benjamin Wei as legal fees with an offsetting reduction in stock subscription receivable. $5,000 is still due to the Company by Mr. Wei.

         A reduction of stock subscriptions receivable and a corresponding reduction in salaries payable for collection by Mr. Harcourt of $20,000 in payment for stock.


        The accompanying notes are an integral part of these statements.

                Engineering and Materials Technology Corporation
                  Statements of Changes in Stockholders' Equity

             For the nine months ended September 30, 2002, and 2001

                                                                   Stock        Additional
                                                     Stock       Subscribed       Paid-in    Retained
                              Shares     Amount    Subscribed    Receivable       Capital     Earnings    Total
                              ------      ------    ----------    ----------      -------     --------    -----

Balance, December 31, 2000    3,325,000   $333          -               -       $41,846      $162,863    $205,042

Net income, for  the  nine
months ended September 30,
2001                                                                                           15,752      15,752
                              ---------   -----    -------       --------       -------      --------    --------

Balance, September 30, 2001   3,325,000    333          -               -        41,846       178,615     220,794

Net income, for the three
months ended December 31,
2001                                                                                           13,299      13,299
                              ---------   -----    -------       --------       -------      --------    --------

Balance, December 31, 2001    3,325,000    333          -               -        41,846       191,914     234,093

Stock issued  by  sole
stockholder for compensation                                                      1,508                     1,508

Stock  issued  by  sole
stockholder for legal fees                                                       15,000                    15,000

Cash  received  by  sole
stockholder for stock issued                                                     30,000                    30,000

Common stock subscribed                            $5,000                                                   5,000

Stock  subscribed  receivable                                    $ (5,000)                                 (5,000)

Net  income,  for  the  nine
months ended September 30,
2002                                                                                          (72,301)    (72,301)
                              ---------   -----    -------       --------       -------      --------    --------

Balance, September 30, 2002   3,325,000   $333     $5,000        $ (5,000)      $88,354      $119,613    $208,300
                              =========   ====     ======        ========       =======      ========    ========


        The accompanying notes are an integral part of these statements.

                Engineering  and  Materials  Technology  Corporation
                          Notes  to  Financial  Statements
                        As  of  September  30,  2002  and  2001

Note  A  -  Organization  and  Operations

Engineering & Materials Technology Corporation (dba EMTEC) was originally incorporated under the laws of the State of Oklahoma as Southwest Metallurgical Consultants, Inc. on June 25, 1973. After several years of operations, we changed our name to Engineering and Materials Technology Corporation on March 28, 1980. Our principal offices are in Oklahoma City, OK.

We provide metallurgical engineering and testing services and litigation support services to customers' nation-wide. Our litigation support services consist primarily of forensic testing and analysis of child safety seats.

Note  B  -  Summary  of  Significant  Accounting  Policies

Revenue  Recognition

We derive substantially all our revenues from professional services for time and material engagements with customers. These service revenues are primarily fee-based. Revenue is recognized on a billable time and expense basis as work by employees and subcontractors progresses.


Unbilled  Revenue

We record revenue on unbilled work in progress as work is performed to better match revenue with expense. Unbilled work in process consists of revenue earned to date, less actual billings in the current and earlier periods. Almost always we receive a retainer to be applied to future services performed. Applying these retainer receipts reduces the unbilled revenue. Any excess is classified as unearned revenue until billed or the work is performed.

We have included a provision for estimated uncollectible amounts of unbilled revenue in these statements of $ 0 and $22,516 as of September 30, 2002 and 2001, respectively.

Unbilled  Revenue  aging  at  September  30,  2002  and  2001  was  as  follows:

Nine  Months  Ended                    Year  Revenue  Recognized
------------------         --------------------------------------------------
                              1999         2000         2001        2002      Total       Allowance      Net
                              ----         ----         ----        ----      -----       ---------      ---

September  30,  2001       $  19,637    $  100,812   $  36,205             -   $156,654   $(22,516)     $134,138

September  30,  2002                                                   $   -  $       -   $      -      $      -


Allowance  for  Estimated Uncollectible Accounts Receivable and Unbilled Revenue

Based on historical data, the company has found that the actual write offs during the accounting period have been found to closely resemble a percentage of sales. This percentage is used to state accounts receivable and unbilled revenue at net realizable value, which accurately reflects both the asset and expense accounts within the financial statements. Historically 6% of revenues end up as uncollectible.

                Engineering and Materials Technology Corporation
                          Notes to Financial Statements
                        As of September 30, 2002 and 2001

Property  and  Equipment

Property and equipment is stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of five to seven years. Maintenance, repairs, and renewals, which do not materially add to the value of an asset or appreciably prolong its life, are charged to expense as incurred.

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amounts of an asset may not be recoverable. In the opinion of management, no such events or changes in circumstances have occurred.

Compensated  Absences

Company employees vest after six months of service and are entitled to sick and vacation leave based on total service years. These leave days are required to be taken within the calendar year and do not accrue from one period to the next. Accordingly, there is not an expense or related liability recorded in the financial statements.

Income  Taxes

The Company provides for deferred income taxes on carry forwards and temporary differences between the bases of assets and liabilities for financial statement and tax reporting purposes. Additionally, the Company provides a valuation allowance on deferred tax assets if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Common  Stock

On October 8, 2001, we filed amended articles of incorporation with the State of Oklahoma which amended our authorized capital stock. Authorized capital stock as shown on the balance sheets reflects this change. Earnings per share is calculated for all periods presented based upon the newly issued outstanding shares. Our president owned 100% of the outstanding stock both before and after the change. There are no outstanding options or warrants.

Earnings  per  Common  Share

Basic earnings per share has been computed on the basis of weighted average common shares outstanding during each period. Diluted earnings per share is the same as basic earnings per share as the Company has no outstanding dilutive potential common shares.

Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures; accordingly, actual results could differ from those estimates.

New  Accounting  Pronouncements

In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets". This standard requires companies to stop amortizing existing goodwill and intangible assets with indefinite lives effective for fiscal years beginning after December 15, 2001. Under the new rules, companies would only adjust the carrying amount of goodwill or indefinite life intangible assets upon an impairment of the goodwill or indefinite life intangible assets. The Company implemented these standards effective January 1, 2002. There was no material impact on results of operations, financial position or cash flows.

                Engineering and Materials Technology Corporation
                          Notes to Financial Statements
                        As of September 30, 2002 and 2001

In June 2001, FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations. This standard addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. This statement is effective for fiscal years beginning after June 15, 2002. The Company will implement these standards effective January 1, 2003.

In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", was issued and is effective for fiscal years beginning after December 15, 2001. SFAS No. 144 addresses accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and Accounting Principles Board ("APB") Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business". SFAS No. 144 retains the fundamental provisions of SFAS No. 121 and expands the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. The Company implemented this standard effective January 1, 2002. Implementation did not have a material impact on results of operations, financial position, or cash flows.

In April 2002, FASB issued SFAS No. 145, Rescissions of FASB Statements 4, 44, and 64, Amendment of FASB Statement 13, and Technical Corrections. With the rescission of SFAS 4, gains and losses on extinguishments of debt should be classified as ordinary items unless they meet the criteria for extraordinary item classification in Opinion 30. This statement is effective for fiscal years beginning after May 15, 2002, or certain transactions occurring after May 15, 2002. The Company will adopt this standard effective January 1, 2003. No transactions contemplated in the Statement have occurred which would require earlier implementation.

Basis  of  presentation

         The unaudited financial statements presented herein have been prepared by us, without audit, pursuant to the rules and regulations for interim financial information and the instructions to SB-2 and Regulation S-B. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principals have been omitted. These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in our Registration statement on Form SB-2 for the year ended December 31, 2001. In the opinion of management, the unaudited financial statements reflect all adjustments (consisting of normal recurring accruals only) which are necessary to present fairly our financial position, results of operations, and changes in cash flow. Operating results for interim periods are not necessarily indicative of the results, which may be expected for the entire year.

Note  C  -  Property  and  Equipment

Property  and  equipment  is  comprised  of  the  following  as  of:

                                              September 30, 2002    September  30,  2001
                            Useful  life

Computers                        5                   51,059                 46,252
Furniture  and  fixtures       5-7                   24,003                 24,003
Machinery  and  equipment     7-10                  204,662                204,662
                                                   --------              ---------
                                                    279,724                274,917
  Less accumulated depreciation                     272,375                264,462
                                                   --------              ---------
Net  property and equipment                        $  7,349              $  10,455
                                                   ========              =========

                Engineering and Materials Technology Corporation
                          Notes to Financial Statements
                        As of September 30, 2002 and 2001

Depreciation expense totaled $5,403 and $8,035 for the nine months ended September 30, 2002 and 2001, respectively.

Note  D  -  Notes  Payable

Notes  payable  consisted  of  the  following  as  of:

                                              September 30, 2002    September  30,  2001
Note  payable  to  Small  Business
Administration,  interest at  8.25%,
principal and interest due April 30, 2002;
payable  at  $25,000  per  year  single
payment  including principal  and  interest;
collateralized  by  the  president's
personal  assets                                   $     -               $  20,946
                                                   -------               ---------

                                                         -                  20,946
  Less  current  portion                                 -                  20,946
                                                   -------               ---------
Long term portion                                  $     -               $       -
                                                   -------               ---------

                                                   =======                ========


There  are  no  future  long  term  maturities  for  the  next five year period.

Note  E  -  Related  Party  Transactions

We had contracted with our President to rent approximately 5,900 square feet of office space in the building he owned. A fair value of rent had been established to be $14 per square foot, consistent with similar leases in this geographic area. These statements reflect $41,300 each period of rent expense paid to him. All repairs and maintenance were paid by the President personally. This lease was terminated on September 30, 2002 and the Company moved from this location.

Effective October 2002 the Company began leasing 2,700 square feet of office space from a different building also owned by our President. The monthly lease payments are $2,000 a month, which reflect fair value. All repairs and maintenance are paid by the President personally.

Note  F  -Stock  Transactions

Effective March 1, 2002, the president and sole shareholder, John A. Harcourt, sold or distributed 895,903 shares of his stock as follows:

           Class                     Shares                Cash  and  Notes         Compensation
Company  directors                    21,551                         -              $   1,077
Family  members                      123,148                         -                      -
Employees                              8,619                         -                    431
Legal  Fees                           51,722                         -                 15,000
Unrelated  party                       1,231                         -                      -
New  stockholder  group              689,632                  $ 35,000
                                     -------                  --------              ---------
Totals                               895,903                  $ 35,000              $  16,508
                                     =======                  ========              =========

Since no additional shares were issued with respect to these transactions, all amounts were paid in capital transactions or stock subscribed. As of June 30, 2002, $30,000 of the $35,000 cash and notes had been beneficially received by the Company, and all other stock had been issued.


Since no additional shares were issued with respect to these transactions, all amounts were paid in capital transactions or stock subscribed. As of September 30, 2002, $30,000 of the $35,000 cash and notes had been beneficially received by the Company, and all other stock had been issued.

                Engineering and Materials Technology Corporation
                          Notes to Financial Statements
                        As of September 30, 2002 and 2001



Prior to the Company's agreeing with SuperCorp to effect a spinoff-merger transaction with a to-be-created subsidiary of SuperCorp, the president of the Company met with Thomas J. Kenan, SuperCorp's legal counsel, for the purpose of negotiating the manner of payment of such counsel's required $40,000 in legal fees. After a bargaining session, such counsel agreed to accept 51,722 shares of the Company in exchange for $15,000 of the $40,000 legal fees required to be paid by the Company. Mr. Kenan believes he is not a related party, as he does not represent the Company.


Note  G  -  Merger  Transaction

Effective March 13, 2002, the Company entered into a merger agreement with EMTC International, Inc., a wholly-owned subsidiary of SuperCorp, Inc., an Oklahoma corporation. This merger has not been consummated as of September 30, 2002.

A portion of the agreement of merger requires that the management shareholders, who hold approximately 74% of the outstanding stock of the Company, agree to vote their shares to approve or disapprove the proposed merger in accordance with the majority vote of the other stockholders.

                                   APPENDIX A

                              AGREEMENT OF MERGER

          This Agreement of Merger ("the Agreement") is made and entered into as of March 13, 2002, by and among EMTC International, Inc., an Oklahoma corporation ("EMTC"); Engineering and Materials Technology Corporation, an Oklahoma corporation ("Engineering"); and SuperCorp Inc., an Oklahoma corporation ("SuperCorp").

          WHEREAS, the Directors of EMTC and the Directors of Engineering have each agreed to submit to their respective stockholders, for such stockholders' approval or rejection, the merger of Engineering into EMTC ("the Merger") in accordance with the provisions of the Oklahoma General Corporation Act, other applicable law and the provisions of this Agreement; and

          WHEREAS,  SuperCorp  is  the  controlling  stockholder  of  EMTC;

          NOW, THEREFORE, in consideration of the promises, undertakings and mutual covenants set forth herein, EMTC, Engineering, and SuperCorp agree as follows:

          1. Merger; Effective Date. Pursuant to the terms and provisions of this Agreement and of the Oklahoma General Corporation Act, and subject to the prior approval by the stockholders of each of EMTC and Engineering, Engineering shall be merged with and into EMTC, as confirmed by the filing by EMTC of a certified copy of this Agreement, a certificate of merger, or articles of merger with the Secretary of State of the State of Oklahoma ("the Effective Date"). EMTC shall be the surviving corporation ("the Surviving Corporation"). EMTC and Engineering shall be referred to hereinafter collectively as the "Constituent Corporations." On the Effective Date, the separate existence and corporate organization of Engineering, except insofar as it may be continued by statute, shall cease and EMTC shall continue as the Surviving Corporation, which shall succeed, without other transfer or further act or deed whatsoever, to all the rights, property and assets of the Constituent Corporations and shall be subject to and liable for all the debts and liabilities of each; otherwise, its identity, existence, purposes, rights, immunities, properties, liabilities and obligations shall be unaffected and unimpaired by the Merger except as expressly provided herein. This Agreement supersedes all previous agreements among the parties hereto relating to the Merger.

          2.      Articles  of  Incorporation  and  Bylaws.    The  Articles  of
Incorporation and Bylaws of the Surviving Corporation shall be the Articles of Incorporation and Bylaws of EMTC as in effect on the Effective Date.

          3. Directors. The directors of Engineering on the Effective Date shall become the directors of the Surviving Corporation from and after the Effective Date, who shall hold office subject to the provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until their successors are duly elected and qualified.

          4.      Officers.  The  officers  of Engineering on the Effective Date
                  --------
shall become the officers of the Surviving Corporation from and after the Effective Date, subject to such powers with respect to the designation of officers as the directors of the Surviving Corporation may have under its Articles of Incorporation and Bylaws.

          5. Manner of Conversion. The manner of converting the shares of capital stock of the Constituent Corporations into shares of the Surviving Corporation shall be as follows:

                  5.1. The shares of capital stock of Engineering which shall be issued and outstanding on the Effective Date shall, on the Effective Date, be converted, pro rata, into 5,400,000 shares of common stock ("the Merger Shares") of EMTC.

                  5.2. There shall be 600,000 shares of Common Stock, $0.001 par value, of EMTC issued and outstanding prior to the Effective Date ("the Spinoff Shares") and held of record by SuperCorp, which shares shall, on the Effective Date, continue to be outstanding and which shall be distributed by the record holder thereof, SuperCorp, to its stockholders ("the Spinoff"), pro rata.

                  5.3 There shall be no options or warrants to purchase shares of Common Stock of EMTC or Engineering outstanding on the Effective Date.

          6. Representations and Warranties. SuperCorp and EMTC jointly represent and warrant to, and agree with, Engineering that:

                  6.1 EMTC has been duly organized and is validly existing under the Oklahoma General Corporation Act. EMTC has no subsidiary and does not own an equity interest in any entity.

                  6.2 The authorized capital of EMTC is 50,000,000 shares of capital stock, which is of two classes as follows:

                                                    Number  of       Par value
          Class          Series                     Shares          of  Shares
          -----          ------                     ----------      ----------
          Common         None                       40,000,000        $0.001
          Preferred      To  be  designated         10,000,000        $0.001
                         by  the  directors

                  6.3 As of the Effective Date but immediately before giving effect to the Merger, EMTC has outstanding capital as follows: 600,000 shares of Common Stock, $0.001 par value. No other shares, options, warrants or any rights to acquire EMTC's capital stock will be issued and outstanding as of the Effective Date and immediately before giving effect to the Merger. The shares of common stock to be issued in connection with the Merger, when issued, delivered and sold, will be duly and validly issued and outstanding, fully paid and non-assessable, will not have been issued in violation of or subject to any preemptive or similar rights and will be free from any lien, charge, encumbrance or other security interest or third party right or interest.

                  6.4 EMTC has no liabilities or obligations, whether absolute, contingent or otherwise.

                  6.5 As of the Effective Date, the financial statements of EMTC shall not vary in any particular from EMTC's financial statements that appear in the registration statements described in paragraph 7 below.

                  6.6 As of the Effective Date, the Merger and the Agreement will have been duly authorized and approved by EMTC's directors and stockholders.

                  6.7 EMTC is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the United States Investment Company Act of 1940, as amended.

          7. Conditions of Engineering's Obligations. The obligations of Engineering to complete the Merger as provided herein shall be subject to the accuracy of the representations and warranties of SuperCorp and EMTC herein contained as of the Effective Date, to the performance by EMTC and SuperCorp of their obligations hereunder and to the following additional conditions:

                  7.1 The Merger Shares and the Spinoff Shares of common stock of EMTC to be distributed pursuant to the provisions of paragraph 5.1 and 5.2 above shall, prior to the distribution thereof, be registered pursuant to the provisions of the Securities Act of 1933, as amended, by virtue of the filing of the appropriate registration statements with the U.S. Securities and Exchange Commission.

                  7.2 SuperCorp shall have distributed the Spinoff Shares to an escrow agent, as described in the registration statements filed with the SEC.

                  7.3 The directors and the stockholders of Engineering are free to approve or disapprove the Merger in their full discretion.

          8. Tax Treatment. The merger of EMTC and Engineering shall be accomplished as a tax-free reorganization.

          9. Certificate of Merger. Upon the approval of the Merger by the stockholders of EMTC and of Engineering, the officers of EMTC shall file with the Secretary of State, State of Oklahoma either a certified copy of this Agreement, a Certificate of Merger, or other required filing containing terms and provisions consistent with this Agreement of Merger; provided, however, that at any time prior to the filing of this Agreement (or a certificate in lieu thereof) with the Secretary of State, State of Oklahoma, the Agreement may be terminated by the board of directors of Engineering notwithstanding approval of this Agreement by the stockholders of Engineering or of EMTC.

                         EMTC International, Inc., an Oklahoma corporation

                             By:/s/  George  W.  Cole
                            ----------------------------------------------------
                            George  W.  Cole,  President

                         Engineering and Materials Technology Corporation, an Oklahoma corporation


                         By:/s/  John  Harcourt
                            ----------------------------------------------------
                            John  Harcourt,  President


                         SuperCorp  Inc.


                         By:/s/  George  W.  Cole
                            ----------------------------------------------------
                            George  W.  Cole,  President

                                   APPENDIX B

                    NOTICE OF SPECIAL SHAREHOLDERS' MEETING

TO:      Shareholders  of  Engineering  and  Materials  Technology  Corporation

         NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of Engineering and Materials Technology Corporation, an Oklahoma corporation, will be held at the offices of the corporation, 902 Northwest 59th Street, Oklahoma
City,  Oklahoma  73118, on               ,                      , 2003, at 11:00
                           --------------  --------------------
A.M.,  for  the  following  purposes:

         1.  Approval  of  an  Agreement  of  Merger.

         2. To review and approve any other related matters which come before the meeting.

         Only  the  shareholders  of  record  at  the  close  of  business  on
                   ,  2003,  will  be  entitled  to  vote  at  the  meeting.
------------------

         Your attention is called to the enclosed Proxy and Prospectus-Proxy Statement. Please read the Prospectus-Proxy Statement. Shareholders who do not expect to be personally present at the meeting are urged to fill in, date and return the accompanying Proxy, in the enclosed self-addressed, postage prepaid envelope.

DATED:                      ,  2003
        -------------------

--------------------------------
John  Harcourt,  Chief  Executive
Officer  and  Director

                                   APPENDIX C

                      ENGINEERING AND MATERIALS TECHNOLOGY

                                  CORPORATION

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned shareholder of Engineering and Materials Technology Corporation ("Engineering and Materials") hereby appoints John Harcourt or _________________________, and either of them, the lawful attorneys and proxies of the undersigned, to vote all shares of Common Stock of Engineering and Materials which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on ________________, ____________________, 2003, and at any  and  all  adjournments  thereof:

     1. Approval of the Agreement of Merger providing for a merger pursuant to which Engineering and Materials will be merged with another corporation incorporated in the State of Oklahoma, which corporation shall be the surviving corporation of the merger and which is named EMTC International, Inc. ("EMTC") and each outstanding share of Engineering and Materials Common Stock will be converted into one share of EMTC Common Stock.

                     FOR [ ]       AGAINST [ ]      ABSTAIN [ ]
                     THE  BOARD    OF  DIRECTORS    RECOMMENDS  A
                                    VOTE FOR.

     2. IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

         Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR APPROVAL OF THE PLAN OF MERGER AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS.

Dated:                        ,  2003.
        ---------------------

-----------------------------------         -----------------------------------
(Signature)  (Name  of  Shareholder)

-----------------------------------------------------------------
(Address  of  Shareholder)

          Supplement  to  Prospectus, Filing of Form 8-K and Prospectus Stickers
          --------------------------------------------------------------------
Concerning  Proposed  Merger.  Should  the  proposed  merger described herein be
--------------------------
approved by the requisite stockholder vote and become effective, EMTC will file a supplement to the Prospectus and a Form 8-K with the Commission, and insert a box on the front cover of all copies of the Prospectus, in which box will be the effective date of the merger.

UNTIL                       ,  2003  (90  DAYS  AFTER  THE EFFECTIVE DATE OF THE
      ---------------------
MERGER), ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES MAY BE REQUIRED TO DELIVER A PROSPECTUS.

                                     PART  II

Other  Expenses  of  Issuance  and  Distribution.
-------------------------------------------

          The following are all expenses of this issuance and distribution. There are no underwriting discounts or commissions. None of the expenses are being paid by the distributing security holder, SuperCorp Inc. All expenses set forth below as well as additional expenses of $56,600 incurred in connection with the proposed merger described herein are being paid by Engineering and Materials, the company with which the Registrant proposes to merge.

                      Item                                  Amount
                      ----                                  ------
          Registration  fees                              $        50
          Escrow  agent's  fee                                    500
          Filing  expenses  (EDGAR)                             4,000
          Stock  transfer  agent's  fee                         4,000
          Printing  and  engraving                              3,000
          Postage                                               1,800
          Legal                                                20,000
          Accounting  and  auditors                             4,000
          Moody's  OTC  Industrial  Manual
                  publication  fee                              2,300
                                                          -----------
                  Total  Expenses                         $    39,700

Indemnification  of  Directors  and  Officers.
----------------------------------------------

          There is set forth in the Prospectus under "Terms of the Transaction -Indemnification for Securities Act Liabilities" a description of the laws of the State of Oklahoma with respect to the indemnification of officers, directors, and agents of corporations incorporated in the State of Oklahoma.

          Both the company and Engineering and Materials have articles of incorporation and bylaws provisions that insure or indemnify, to the full extent allowed by the laws of the State of Oklahoma, directors, officers, employees, agents or persons serving in similar capacities in other enterprises at the request either of the company or Engineering and Materials, as the case may be.

          To the extent of the indemnification rights provided by the State of Oklahoma statutes and provided by the company's and Engineering and Materials' articles of incorporation and bylaws, and to the extent of Engineering and Materials' and the company's abilities to meet such indemnification obligations, the officers, directors and agents of Engineering and Materials or the company would be beneficially affected.

Recent  Sales  of  Unregistered  Securities.
--------------------------------------------

          On March 13, 2002, the Registrant issued 600,000 shares of its common stock to its corporate parent, SuperCorp, Inc., an Oklahoma corporation, for a cash consideration of $600, or $0.001 a share.

Exhibits  and  Financial  Statement  Schedules.
-----------------------------------------------

          Separately bound but filed as part of this Registration Statement are the following exhibits:

       Exhibit                                             Item
       -------                                             ----

        2           -        Agreement of  Merger  of  March  13,  2002, between
                             EMTC  International,  Inc.  and   Engineering   and
                             Materials  Technology  Corporation.*

        3.1         -        Certificate of Incorporation of EMTC International,
                             Inc.*

        3.2         -        Bylaws  of  EMTC  International,  Inc.*

        3.3         -        Articles  of  Incorporation  of   Engineering   and
                             Materials  Technology  Corporation  ,  an  Oklahoma
                             corporation.*

        3.4         -        Bylaws   of  Engineering  and  Materials Technology
                             Corporation  ,  an  Oklahoma  corporation.*

        5           -        Opinion  of  Thomas  J.  Kenan,  Esq.,  as  to  the
                             legality  of   the   securities  covered   by   the
                             Registration  Statement.*

        8           -        Opinion  of  Thomas  J.  Kenan,  Esq.,  as  to  tax
                             matters  and  tax  consequences.*


       10           -        Escrow  Agreement  among EMTC International,  Inc.;
                             SuperCorp  Inc.;   and   BancFirst,   an   Oklahoma
                             banking corporation, of  Oklahoma City,  Oklahoma.*

       10.1        -        2002   Stock   Option   Plan   adopted    by    EMTC
                            International,  Inc.*


       10.2        -        Representative agreement among  certain stockholders
                            of  SuperCorp   relating  to   compliance  with  SEC
                            Rule  419.*

       23          -        Consent  of Thomas  J.  Kenan, Esq. to the reference
                            to  him   as  an   attorney  who   has  passed  upon
                            certain information contained  in  the  Registration
                            Statement.  (Superseded  by  Exhibit  23.6.)

       23.1        -        Consent  of  Buxton  &  Cloud,  independent auditors
                            of Engineering and Materials Technology Corporation,
                            an  Oklahoma corporation.   (Superseded  by  Exhibit
                            23.7.)


       23.2        -        Consent  of  Buxton  &  Cloud,  independent auditors
                            of    EMTC   International,   Inc.,    an   Oklahoma
                            corporation.  (Superseded by Exhibit 23.8.)

                                      II-2


       23.3        -        Consent of  John  Harcourt  to  serve  as a director
                            of  EMTC International,  Inc.  should  the  proposed
                            merger with  Engineering  and Materials  Technology.
                            Corporation  become  effective.*

       23.4        -        Consent of  Robert  Stone  to  serve  as  a director
                            of  EMTC International,  Inc.  should  the  proposed
                            merger  with  Engineering  and Materials  Technology
                            Corporation  become  effective.*

       23.5        -        Consent  of James  Hill, M.D. to serve as a director
                            of  EMTC  International,  Inc.  should  the proposed
                            merger  with Engineering  and  Materials  Technology
                            Corporation  become  effective.*

       23.6        -        Consent of Thomas  J.  Kenan,  Esq. to the reference
                            to  him  as   an  attorney   who   has  passed  upon
                            certain information contained  in  the  Registration
                            Statement.  (Superseded  by  Exhibit  23.10)

       23.7        -        Consent  of  Buxton  &  Cloud,  independent auditors
                            of Engineering and Materials Technology Corporation,
                            an  Oklahoma  corporation.   (Superseded  by Exhibit
                            23.11)

       23.8        -        Consent  of  Buxton  &  Cloud,  independent auditors
                            of    EMTC   International,   Inc.,    an   Oklahoma
                            corporation.  (Superseded by Exhibit 23.12)

       23.9        -        Consent  of Steve O. Goodwin  to serve as a director
                            of  EMTC  International, Inc.  should  the  proposed
                            merger  with Engineering  and  Materials  Technology
                            Corporation become  effective.  **

       23.10       -        Consent of  Thomas J.  Kenan,  Esq. to the reference
                            to  him  as  an   attorney  who   has  passed   upon
                            certain  information  contained in  the Registration
                            Statement. (Superseded by Exhibit 23.13.)

       23.11       -        Consent  of  Buxton  &  Cloud,  independent auditors
                            of Engineering and Materials Technology Corporation,
                            an  Oklahoma  corporation.   (Superseded  by Exhibit
                            23.14.)

       23.12       -        Consent  of  Buxton  &  Cloud,  independent auditors
                            of   EMTC   International,   Inc.,    an    Oklahoma
                            corporation.  (Superseded by Exhibit 23.15)

       23.13       -        Consent of Thomas J. Kenan, Esq. to the reference to
                            him  as  an  attorney  who  has passed  upon certain
                            information    contained    in   the    Registration
                            Statement.

       23.14       -        Consent  of  Buxton  &  Cloud,  independent auditors
                            of    Engineering    and    Materials     Technology
                            Corporation,  an  Oklahoma corporation.

       23.15       -        Consent  of   Buxton  &  Cloud, independent auditors
                            of   EMTC   International,   Inc.,    an    Oklahoma
                            corporation.

       99          -        Proxy.  **

       99.1        -        Notice  of  Meeting.  **

       99.2        -        Dissenters'  Rights  and  Appraisal  (18 Okla. Stat.
                            1091).  **


       *       Previously  filed  with  Form SB-2,  Commission  File #333-87416,
               EDGAR   Accession   #0001046532-02-000140   on   May   2,   2002;
               incorporated  herein.

       **      Previously filed  with  Amendment No. 1 to  Form SB-2, Commission
               File   #333-87416,   EDGAR  Accession  #0001046532-02-000296   on
               October 4, 2002;  incorporated  herein.

       ***     Previously  filed  with  Amendment No. 1 to  Form S-4, Commission
               File  #333-87416,   EDGAR   Accession   #0001046532-02-000298  on
               October 4, 2002;incorporated herein.


                                  UNDERTAKINGS
                                  ------------

          EMTC  International,  Inc.  will:

                  1. File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                           (a) include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                           (c) include any additional or changed material information on the plan of distribution.

                  2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  3.       File  a  post-effective  amendment  to  remove   from
registration any of the securities that remain unsold at the end of the offering.

                  4. File a post-effective amendment to the registration statement to include any financial statements required by Regulation 210.3-19 under the Securities Act of 1933 at the start of a delayed offering or throughout a continuous offering.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of EMTC International, Inc. pursuant to the foregoing provisions, or otherwise, EMTC International, Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by EMTC International, Inc. of expenses incurred or paid by a director, officer or controlling person of EMTC International, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, EMTC International, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          EMTC International, Inc. hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject to and included in the Registration Statement when it became effective.

          The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, Oklahoma.


Date:  February 7, 2003              EMTC  INTERNATIONAL,  INC.


                                     By:/s/  George  W.  Cole
                                     -------------------------------
                                     George  W.  Cole,  president


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                      /s/  George  W.  Cole
Date:  February 7, 2003               ---------------------------------
                                     George  W.  Cole, president, sole director,
                                     principal financial officer, and authorized
                                     representative  of  the  Registrant

--------------------------------------------------------------------------------


                            EMTC International, Inc.

                             COMBINED EXHIBIT INDEX

                          AMENDMENT NO. 3 TO FORM SB-2

                          Commission File No. 333-87416

                          AMENDMENT NO. 3 TO FORM S-4

                          Commission File No. 333-87424

                                        2

       Exhibit                                             Item
       -------                                             ----

        2           -        Agreement of  Merger  of  March  13,  2002, between
                             EMTC  International,  Inc.  and   Engineering   and
                             Materials  Technology  Corporation.*

        3.1         -        Certificate of Incorporation of EMTC International,
                             Inc.*

        3.2         -        Bylaws  of  EMTC  International,  Inc.*

        3.3         -        Articles  of  Incorporation  of   Engineering   and
                             Materials  Technology  Corporation  ,  an  Oklahoma
                             corporation.*

        3.4         -        Bylaws   of  Engineering  and  Materials Technology
                             Corporation  ,  an  Oklahoma  corporation.*

        5           -        Opinion  of  Thomas  J.  Kenan,  Esq.,  as  to  the
                             legality  of   the   securities  covered   by   the
                             Registration  Statement.*

        8           -        Opinion  of  Thomas  J.  Kenan,  Esq.,  as  to  tax
                             matters  and  tax  consequences.*


       10           -        Escrow  Agreement  among EMTC International,  Inc.;
                             SuperCorp  Inc.;   and   BancFirst,   an   Oklahoma
                             banking corporation, of  Oklahoma City,  Oklahoma.*

       10.1        -        2002   Stock   Option   Plan   adopted    by    EMTC
                            International,  Inc.*


       10.2        -        Representative agreement among  certain stockholders
                            of  SuperCorp   relating  to   compliance  with  SEC
                            Rule  419.*

       23          -        Consent  of Thomas  J.  Kenan, Esq. to the reference
                            to  him   as  an   attorney  who   has  passed  upon
                            certain information contained  in  the  Registration
                            Statement.  (Superseded  by  Exhibit  23.6.)

       23.1        -        Consent  of  Buxton  &  Cloud,  independent auditors
                            of Engineering and Materials Technology Corporation,
                            an  Oklahoma corporation.   (Superseded  by  Exhibit
                            23.7.)

       23.2        -        Consent  of  Buxton  &  Cloud,  independent auditors
                            of    EMTC   International,   Inc.,    an   Oklahoma
                            corporation.  (Superseded by Exhibit 23.8.)

                                        1


       23.3        -        Consent of  John  Harcourt  to  serve  as a director
                            of  EMTC International,  Inc.  should  the  proposed
                            merger with  Engineering  and Materials  Technology.
                            Corporation  become  effective.*

       23.4        -        Consent of  Robert  Stone  to  serve  as  a director
                            of  EMTC International,  Inc.  should  the  proposed
                            merger  with  Engineering  and Materials  Technology
                            Corporation  become  effective.*

       23.5        -        Consent  of James  Hill, M.D. to serve as a director
                            of  EMTC  International,  Inc.  should  the proposed
                            merger  with Engineering  and  Materials  Technology
                            Corporation  become  effective.*

       23.6        -        Consent of Thomas  J.  Kenan,  Esq. to the reference
                            to  him  as   an  attorney   who   has  passed  upon
                            certain information contained  in  the  Registration
                            Statement.  (Superseded  by  Exhibit  23.10)

       23.7        -        Consent  of  Buxton  &  Cloud,  independent auditors
                            of Engineering and Materials Technology Corporation,
                            an  Oklahoma  corporation.   (Superseded  by Exhibit
                            23.11)

       23.8        -        Consent  of  Buxton  &  Cloud,  independent auditors
                            of    EMTC   International,   Inc.,    an   Oklahoma
                            corporation.  (Superseded by Exhibit 23.12)

       23.9        -        Consent  of Steve O. Goodwin  to serve as a director
                            of  EMTC  International, Inc.  should  the  proposed
                            merger  with Engineering  and  Materials  Technology
                            Corporation become  effective.  **

       23.10       -        Consent of  Thomas J.  Kenan,  Esq. to the reference
                            to  him  as  an   attorney  who   has  passed   upon
                            certain  information  contained in  the Registration
                            Statement. (Superseded by Exhibit 23.13.)

       23.11       -        Consent  of  Buxton  &  Cloud,  independent auditors
                            of Engineering and Materials Technology Corporation,
                            an  Oklahoma  corporation.   (Superseded  by Exhibit
                            23.14.)

       23.12       -        Consent  of  Buxton  &  Cloud,  independent auditors
                            of   EMTC   International,   Inc.,    an    Oklahoma
                            corporation.  (Superseded by Exhibit 23.15)

       23.13       -        Consent of Thomas J. Kenan, Esq. to the reference to
                            him  as  an  attorney  who  has passed  upon certain
                            information    contained    in   the    Registration
                            Statement.

       23.14       -        Consent  of  Buxton  &  Cloud,  independent auditors
                            of    Engineering    and    Materials     Technology
                            Corporation,  an  Oklahoma corporation.

       23.15       -        Consent  of   Buxton  &  Cloud, independent auditors
                            of   EMTC   International,   Inc.,    an    Oklahoma
                            corporation.

       99          -        Proxy.  **

       99.1        -        Notice  of  Meeting.  **

       99.2        -        Dissenters'  Rights   and  Appraisal  (18 Okla.Stat.
                            1091).  **


       *       Previously  filed  with  Form SB-2,  Commission  File #333-87416,
               EDGAR   Accession   #0001046532-02-000140   on   May   2,   2002;
               incorporated  herein.

       **      Previously filed  with  Amendment No. 1 to  Form SB-2, Commission
               File   #333-87416,   EDGAR  Accession  #0001046532-02-000296   on
               October 4, 2002;  incorporated  herein.

       ***     Previously  filed  with  Amendment No. 1 to  Form S-4, Commission
               File  #333-87416,   EDGAR   Accession   #0001046532-02-000298  on
               October 4, 2002;incorporated herein.


                         FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                            OKLAHOMA CITY, OK 73102
G.  M.  FULLER  (1920-1999)                              TELEPHONE  405-235-2575
JERRY  TUBB                                              FACSIMILE  405-232-8384
DAVID  POMEROY
TERRY  STOKES
   ------

OF  COUNSEL:
MICHAEL  A.  BICKFORD
THOMAS  J.  KENAN
ROLAND  TAGUE
BRADLEY  D.  AVEY

                                February 6, 2003


George  W.  Cole
EMTC  International,  Inc.
Suite  770
3535  Northwest  58th  Street
Oklahoma  City,  OK   73112

                              Re:     EMTC  International,  Inc.

Dear  Mr.  Cole:

     The undersigned is named in the Forms SB-2 and S-4 Registration Statements of EMTC International, Inc. (the "Company"), an Oklahoma corporation, which registration statements are to be filed with the Securities and Exchange Commission in connection with a proposed merger with Engineering and Technology Materials Corporation, an Oklahoma corporation, and a distribution by SuperCorp Inc., an Oklahoma corporation, of certain of the shares of common stock of the Company to the shareholders of SuperCorp Inc. The capacity in which the undersigned is named in such SB-2 and S-4 Registration Statements is that of counsel to the Company and as a person who has given an opinion on the validity of the securities being registered and upon other legal matters concerning the registration or offering of the securities described therein.

     The undersigned hereby consents to being named in such SB-2 and S-4 Registration Statements in the capacity therein described.

                              Sincerely,


                              /s/  Thomas  J.  Kenan

                              Thomas  J.  Kenan



                                                                   Exhibit 23.13

                                 BUXTON & CLOUD
                          Certified Public Accountants
                              6440 Avondale Drive
                            Oklahoma City, OK 73116
                             Telephone 405-842-1120
                                Fax 405-842-1158
                           e-mail: tbuxton@swbell.net









                         CONSENT OF INDEPENDENT AUDTORS

     We consent to the use of our report dated February 22, 2002 (except for Note G, which is dated March 27, 2002), with respect to the financial statements of Engineering and Materials Technology Corporation, an Oklahoma corporation, included in two Registration Statements (Form SB-2 and Form S-4) of EMTC International, Inc.



                              /s/  Buxton  &  Cloud

                              Buxton  &  Cloud

Oklahoma  City,  Oklahoma
February  7,  2003







                                                                   Exhibit 23.14
                                                                Page 1 of 1 Page

                                 BUXTON & CLOUD
                          Certified Public Accountants
                              6440 Avondale Drive
                            Oklahoma City, OK 73116
                             Telephone 405-842-1120
                                Fax 405-842-1158
                           e-mail: tbuxton@swbell.net









                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated April 1, 2002, with respect to the financial statements of EMTC International, Inc., an Oklahoma corporation, included in two Registration Statements (Form SB-2 and Form S-4) of EMTC International, Inc.



                              /s/  Buxton  &  Cloud

                              Buxton  &  Cloud

Oklahoma  City,  Oklahoma
February  7,  2003



                                                                   Exhibit 23.15
                                                                Page 1 of 1 Page